Exhibit 10.4

ANNEXATION AGREEMENT

PARTIES:

CITY OF ROCHELLE

AND

DP INDUSTRIAL, LLC

CONSENTING PARTIES:

YESAC FARMS, L.P.; MARIE ANNETTE BARTH AND JOYCE STOCKING AS
TRUSTEES UNDER THE STOCKING FAMILY TRUST NO. 4-96 UNDER TRUST
AGREEMENT DATED JUNE 18, 1996; MARK STOCKING, and
NOGGLE FAMILY LIMITED PARTNERSHIP

i

ii

ANNEXATION AGREEMENT

This Annexation Agreement (this “Agreement”) is entered into as of this      day of July, 2003, by and between the City of Rochelle, Ogle County, Illinois (the “City”) and DP Industrial, LLC, a Delaware limited liability company (“Owner”), Yesac Farms, L.P., a limited partnership of Rochelle, Illinois (“Yesac”); Marie Annette Barth and Joyce Stocking as Trustees under The Stocking Family Trust No. 4-96 under Trust Agreement dated June 18, 1996 (collectively, “Barth”); and the Noggle Family Limited Partnership (“Noggle”).  Yesac, Barth and Noggle may hereinafter be collectively referred to in this Agreement as the “Consenting Parties”.

RECITALS

1.                                                       Yesac is the Owner of Record of certain property legally described on Exhibit A-1 attached hereto and made a part hereof (the “Yesac Property”).  Barth is the Owner of Record of certain property legally described on Exhibit A-2 attached hereto and made a part hereof (the “Barth Property”).  Noggle is the Owner of Record of certain property legally described on Exhibit A-3 attached hereto and made a part hereof (the “Noggle Property”).  The sole beneficiaries of The Stocking Family Trust No. 4-96 under Trust Agreement dated June 18, 1996 are Ronald Stocking and Timothy Stocking.  The Yesac Property, the Barth Property and the Noggle Property may hereinafter be collectively referred to in this Agreement as the “Subject Property”.

2.                                                       Owner is the contract purchaser of the Yesac Property and therefore the holder of equitable title, pursuant to that certain Real Estate Sale and Option Agreement dated as of January 14, 2003 between Yesac and Owner (the “Yesac Contract”).

3.                                                       Owner is the contract purchaser of the Barth Property and therefore the holder of equitable title, pursuant to that certain Option Agreement dated as of October 31, 2002 between Barth and the predecessor-in -interest of Owner, Greater Rochelle Economic Development Corporation (the “Barth Contract”).

4.                                                       Owner is the contract purchaser of the Noggle Property and therefore the holder of equitable title, pursuant to that certain Agreement of Purchase and Sale dated as of March 3, 2003, between Noggle and Owner (the “Noggle Contract”).

5.                                                       The Subject Property is located in Ogle County, Illinois and consists of approximately 300.28 acres, which is comprised of approximately 114.98 acres contained in the Barth Property, approximately 153 acres contained in the Yesac Property, and approximately 32.3 acres contained in the Noggle Property.  The Barth Property and the Noggle Property are contiguous to the City and the Yesac Property will be contiguous to the City upon the annexation of either the Barth Property or the Noggle Property or upon the future annexation of other real property currently owned by third parties and not the subject of this Agreement.

6.                                                       There are no electors residing on the Subject Property other than Mark Stocking, who is a tenant occupying the residence located on the Barth Farm.

7.                                                       The Owner and the Consenting Parties have duly filed a Petition to annex the Subject Property to the City, subject to the terms and conditions of this Agreement.

8.                                                       Pursuant to all legal requirements, including notice, the City’s Planning Commission has conducted a public hearing with respect to the proposed zoning of the Subject Property, and has forwarded its report and recommendations to the  City Council of the City.

9.                                                       Pursuant to 65 ILCS 5/11-15.1-1, et seq., the  City Council of the City has conducted a public hearing on this Agreement.  Notice of hearing was published on June 1, 2003, in the Rochelle News-Leader, being a newspaper of general circulation within the City and the Subject Property.  In addition, the City Planning Commission has held a public hearing on the proposed zoning of the Subject Property, including all matters set forth in Section 2 below.  Notice of the Planning Commission public hearing was published on May 4, 2003, in the Rochelle News-Leader, being a newspaper of general circulation within the City and the Subject Property.

10.                                                 The City has provided all applicable notices to governmental bodies of this contemplated Annexation Agreement as are required by law.  In particular, notice of the proposed annexation has been issued to Dement Township Highway Commissioner and to the Ogle-Lee Fire Protection District as required by law and since the City does not provide a public library or public library services and the Subject Property will continue to be served by the Flagg-Rochelle Public Library District notwithstanding its annexation into the City, notice to such Library District is not required by applicable law.

11.                                                 Owner anticipates that it will develop the Subject Property with up to approximately five million square feet of industrial space used for, among other things, warehousing, distribution, assembly, and light manufacturing with related ancillary office use.

12.                                                 The City has determined that it is in the best interests of the City, and in furtherance of the public health, safety, comfort, morals and welfare, that the Subject Property be annexed to the City; and that upon annexation, the Subject Property be rezoned and that certain other provisions be made with the commitment, cooperation and agreement of the

City for the future ownership, development, operation and use of the Subject Property as more fully set forth below in this Agreement.

13.                                                 The parties desire to enter into a binding agreement with respect to the annexation of the Subject Property, amendment of the Comprehensive Plan if necessary to permit I-2 zoning on the Subject Property, rezoning provisions and other related matters, pursuant to 65 ILCS 5/1-1-1, et seq., upon the terms and provisions set forth in this Agreement.

14.                                                 The corporate authorities of the City have been properly authorized to execute and deliver this Agreement on behalf of the City and thereby bind the City.

NOW, THEREFORE, it is hereby agreed by and between the parties hereto, as follows:

SECTION 1                               INCORPORATION OF RECITALS.

The Recitals set forth above are incorporated herein by this reference.

SECTION 2                               ANNEXATION OF SUBJECT PROPERTY TO CITY.

(a)                                  The Owner and the Consenting Parties have filed with the City a duly executed petition (“Annexation Petition”) to annex to the City the Subject Property, subject to the terms and conditions set forth in this Agreement.  A copy of the Annexation Petition is shown on Exhibit B, attached hereto and made a part hereof.

(b)                                 The City represents and warrants that prior to the execution and delivery of this Agreement, the Planning Commission, the Board of Zoning Appeals, the City Council of the City and all other necessary governmental bodies have each properly conducted and concluded all public hearings upon this Agreement required pursuant to and in the manner required by law,  and that prior to all such hearings all notices required by law to be given and all public hearings required by law to be held before any annexation, any amendment to the Comprehensive Plan, any rezoning or subdivision, the execution and delivery of this Agreement, or the performance of the obligations set forth herein by the City have been properly given and held, as applicable.

(c)                                  Promptly upon the execution of this Agreement and after satisfaction of the Condition Precedent (as defined below in Section 36), the City shall by proper ordinance cause the Subject Property to be annexed to the City.  Such annexation shall be subject to the terms and conditions of this Agreement, for the benefit of the Owner and the Subject Property.  In addition, contemporaneously with annexation, the City shall promptly adopt such ordinances respecting zoning, the Comprehensive Plan, if necessary, and the use and development of the Subject Property as provided below in this Agreement.

SECTION 3                               ZONING.

(a)                                  Promptly upon the execution of this Agreement and satisfaction of the Condition Precedent, the City shall adopt an ordinance zoning the Subject Property into the I-2 classification, pursuant to the City Zoning Ordinance.  Subject to Federal and State Law, the City represents and warrants that the I-2 zoning classification will permit the operation of the Subject Property for its anticipated use 24 hours per day, seven days a week without any time limits or restrictions on such operations.  Any existing improvements and presently lawful uses on the Subject Property, including but not limited to the house and agricultural property, shall be considered legal nonconforming uses during the term of this Agreement.

(b)                                 Simultaneously with the adoption of the zoning ordinance set forth in Section 3(a) above, the City shall also approve the variances and relief from City ordinances as described on Exhibit C-1, Exhibit C-2, and Exhibit C-3,  attached hereto and made a part hereof.

(c)                                  In addition to those uses listed as permitted in the I-2 Zoning District, the following uses shall be permitted uses within the Subject Property as ancillary to the I-2 uses; provided that such uses are not retail in nature:

Blueprint and Photocopying

Business Services

Cellular Communications Tower

Light Assembly

Photographic Studio

SECTION 4                               COMPREHENSIVE PLAN.

The City represents that it has amended its Comprehensive Plan to reflect the zoning and uses for the Subject Property provided for hereinabove in order to comply with 65 ILCS 5/11-12-7.

SECTION 5                               PRELIMINARY PLAN OF DEVELOPMENT.

(a)                                  Owner presently intends to configure the Subject Property in general conformity with the Preliminary Plan of Development as shown on Exhibit E attached hereto and made a part hereof (the “Preliminary Plan”).  The City represents and warrants that the improvements to be constructed by Owner as detailed on the Preliminary Plan are permitted under the I-2 zoning district regulations of the Rochelle Municipal Zoning Code without any special use, conditional permit or variance being required.  Specific uses, locations and sizes of improvements on the Preliminary Plan may be changed by Owner provided that the changes comply with the I-2 zoning district regulations in effect as of the date hereof.  Notwithstanding anything contained in this Agreement to the contrary, signs, fences, rail tracks (and appurtenant loading platforms), equipment, sidewalks, utilities, overhead transmission lines (and appurtenant facilities) and distribution lines are permitted within the setback areas required by the I-2 zoning district regulations in effect as of the date hereof.   The City acknowledges and agrees that the grading and building permits for the equipment and improvements which comply with the two preceding sentences can be obtained without the need for planned development, special use, conditional use, site plan (except in conjunction with customary City building permit reviews), appearance review, subdivision or variation approvals, notwithstanding anything contained in the City ordinances to the contrary (including without limitation Titles 15, 16 or 17 of the Municipal Code) provided that variation approvals shall be required if relief is sought from the I-2 zoning district regulations except as otherwise permitted by this Agreement.

(b)                                 Owner currently has no specific development plans with respect to the Subject Property except as set forth on Exhibit E attached hereto and made a part hereof, which plans may change from time to time at the election of Owner.  Owner may develop the Subject Property in phases and may prepare individual Plats of Subdivision, Resubdivision or Planned Unit Development Plats for such purpose.  City will approve all such Subdivision, Resubdivision or Planned Unit Developments, which conform to the ordinances of the City existing on the date of this Agreement and which comply with the terms of this Agreement.

SECTION 6                               WATER SUPPLY; WATER MAIN CONSTRUCTION.

(a)                                  The City represents and warrants that a supply of potable water to the Subject Property through the City system is available north of the Subject Property at Caron Road and I-88.  In connection with the annexation and development of the Subject Property, the City shall construct sufficient water lines, pipes, mains, pumping stations, storage reservoirs and other facilities along Caron and Steward Roads in order to bring water service to the Subject Property sufficient to service the Subject Property for both domestic use and fire protection in accordance with City standards, and the City shall install such facilities along the Subject Property (the “Water Facilities”) as shown on Exhibit F-2.1.  Subject to events of Force Majeure

(as defined below), the City shall complete the Water Facilities to (i) the east boundary of the Barth Property and (ii) the Ogle County line along the east boundary of the Yesac Property on or before the date that is six months after the date that Owner has submitted to the City (1) an application for a grading permit for a primary building on any portion of the Subject Property, and (2) an application for approval of Owner’s storm water management plan for applicable portion of the Subject Property, and (3) all fees required in connection with such applications.  Owner shall submit such applications and pay such fees no later than 12 months after Owner purchases any portion of the Yesac Property.  Owner acknowledges that the City’s obligation to complete the Water Facilities by such date is subject to Force Majeure (as defined in Section 37(c)) and City obtaining the easements required to install the Water Facilities.  Owner shall reimburse the City for a portion of the costs of the installation of the Water Facilities as set forth herein.  Such Water Facilities shall be constructed either within existing easements or in currently dedicated rights-of-way and to the extent that such easements and rights-of-way are not currently in existence, the City shall obtain such easements and rights-of-way at the Owner’s cost pursuant to Section 14, subject to the following terms and conditions:  (x) if IRE (as defined in Section 6(c)) or IRE’s designee or assignee enters into an annexation agreement with the City relating to the IRE Land (as defined in Section 6(c)) and acquires the IRE Land, Owner shall not be required to pay for any easements that may be required on the IRE Land, (y) the City shall consult with Owner and obtain Owner’s approval (which shall not be unreasonably withheld) before acquiring any easements relating to Water Facilities that will be at Owner’s cost, and (z) if Owner is required to pay for such easements pursuant to this Section, Owner shall have the right to recapture 100% of such easement costs from the owner of the applicable portion of the IRE Land at the time the owner of such property taps into the Water Facilities.  Owner acknowledges that any easements on the Subject Property that are reasonably deemed by the City to be necessary to install such facilities to the Subject Property shall be provided by Owner at no cost to the City.  Except for the connection charges set forth on Exhibit F-3 attached hereto and made a part hereof which shall be in effect for five years after the annexation of the Subject Property, Owner shall be permitted to connect to the water main of the Water Facilities on the Subject Property at no charge in locations as Owner selects in its sole discretion, provided Owner’s improvement plans conform to all applicable City ordinances in effect as of the date of this Agreement.

(b)                                 The City represents and warrants that its water supply, as well as the Water Facilities currently in place or to be constructed as provided for in this Section 6, are of sufficient capacity to serve the current and anticipated development of the Subject Property in the capacities shown on Exhibit F-1, and shall be available to the Subject Property for such anticipated usage, with no cost to Owner other than usual and customary

fees, charges and rates for supply based upon volumes consumed that are of general applicability in the City.   The City agrees to provide service to the Subject Property based on the estimated capacities shown on Exhibit F-1 as and when such service is needed for the Subject Property.  Attached hereto as Exhibit F-2.1 and Exhibit F-2.2 and made a part hereof are the specifications, layout and cost breakdown for the Water Facilities.  The City shall be responsible for 100% of the cost of extending the water extension from its current location along Caron Road to the intersection of Caron Road and Steward Road and then east along Steward Road to the west boundary of the Barth Property.  For extensions from the west boundary of the Barth Property to (i) the east boundary of the Barth Property and (ii) the south property line of the Yesac Property, Owner shall pay the City prior to construction 110% of the estimated costs of the installation of the Water Facilities beyond such point (based on the lowest qualified bid received (“Owner’s 110% Water Improvement Payment”)); provided, however, in the event that the actual costs exceed Owner’s 110%  Water Improvement Payment, City shall be responsible for such excess costs without any reimbursement from Owner, and if the actual costs are less than Owner’s 110% Water Improvement Payment, City shall be entitled to retain such savings .  Owner shall have the right to recapture the costs incurred pursuant to the preceding sentence as follows:  (i) Owner shall have the right to recapture 50% of the costs of that portion of the Water Facilities that lies adjacent to the land currently owned by the Boyle family located adjacent to the south boundary of the Barth Property no further than the east boundary of the Barth Property at the time the owner of such property taps into the Water Facilities, and (ii) Owner shall have the right to recapture 50% of the costs of that portion of the Water Facilities that lies adjacent to the land currently owned by the Boyle family located adjacent to the east boundary of the Yesac Property at the time the owner of such property taps into the Water Facilities.

(c)                                  The City and Owner acknowledge that Illinois River Energy, LLC (“IRE”) currently intends to acquire and develop the land located adjacent to Steward Road and Caron Road and depicted on Exhibit F-4 attached hereto and made a part hereof (the “IRE Land”).  The City also acknowledges that IRE and Owner may exchange properties, pursuant to which Owner may become the owner of the IRE Land and IRE may become the owner of a portion of the Subject Property.  If IRE or IRE’s designee or assignee acquires the IRE Land and does not exchange properties with Owner, IRE and the City have agreed to share the costs of extending the water line along Caron Road and Steward Road to the west boundary of the Barth Property (at no cost to Owner).  The City acknowledges that no portion of the City’s or IRE’s costs relating to water improvements and associated easement costs shall be subject to recapture relating to the Subject Property.  The City and Owner acknowledge and agree that if IRE or an assignee or designee of IRE does not acquire the IRE Land, or if IRE or an assignee or designee of IRE acquires any portion of the IRE Land and either does not enter into an annexation agreement with the City, or enters into an annexation agreement but fails to commence construction of an ethanol production facility by December 31, 2003 (if such failure releases IRE or IRE’s assignee or designee from IRE’s or IRE’s assignee’s or designee’s obligation to pay for IRE’s portion of the water improvement costs pursuant to the terms of any annexation agreement between the City and IRE), (i) the cost of extending the water extension from its current location to the south right of way line of Illinois Tollway Authority Interstate Highway 88 along Caron Road shall be at the City’s sole cost, (ii) the cost of extending the water extension from the south right of way line of Illinois Tollway Authority Interstate Highway 88 along Caron Road  to Steward Road shall be shared equally between the City and Owner (with Owner having the right to recapture all of Owner’s costs from the owner of the portion of the IRE Land currently owned by the Noggle Family Limited Partnership at the time the owner of such property taps into the Water Facilities, and City having no right to recapture its costs), and (iii) the cost of extending the water extension from the intersection of Caron Road and Steward Road east to the west boundary of the Barth Property shall be shared between the City and Owner as follows:  the City shall pay 75% of such costs and Owner shall pay 25% of such costs (with the City having the right to recapture all of the City’s costs from the portion of the IRE Land owned by Henry A. Knetsch, Jr., as Trustee Under a Certain Trust Agreement Dated July 21,

1988, and Owner having no right to recapture its costs); provided, however, that if Owner becomes the owner of the IRE Land pursuant to a means other than an exchange of properties with IRE, then Owner shall bear all of the costs of extending the water improvements from the intersection of Caron Road and Steward Road east to the west boundary of the Barth Property.

(d)                                 At the written request of Owner, the City shall install a second set of Water Facilities (the “Additional Water Facilities”) integrated with the original Water Facilities for a redundant supply of water to the Subject Property.  Such Water Facilities shall be constructed either within existing easements or in currently dedicated right-of-way and, to the extent that such easements and rights-of-way are not currently in existence, the City shall obtain such easements and rights-of-way.  The specifications and cost sharing, if any, for the Additional Water Facilities will be mutually agreed by the City and Owner at the time that Owner provides its request to have the Additional Water Facilities installed by the City.

(e)                                  The City shall assist Owner in securing applicable grants to defray the costs of extending the Water Facilities from the west boundary of the Barth Property to (i) the Ogle County line along the east boundary of the Yesac Property and (ii) the east boundary of the Barth Property.

(f)                                    Notwithstanding anything herein to the contrary, in the event IRE or IRE’s designee or assignee does not enter into an annexation agreement with the

City or otherwise does not grant the anticipated easements or rights-of-way required to construct the Water Facilities in the locations described in this Agreement in a timely manner, the City shall construct the Water Facilities along Caron Road within the existing City right-of-way between the west boundary of the IRE Land and the BNSF Rail Line (as defined in Section 8(c) of this Agreement) south to the intersection of Caron Road and Steward Road, and then east along the south side of Steward Road to the east boundary of the Barth Property and the south property line of the Yesac Property.  In such event, Owner and the City shall reasonably cooperate to agree upon the final plans relating to the location of such Water Facilities.

SECTION 7                               SEWER FACILITIES.

(a)                                  City represents and warrants that sewer service through the City system is available to the Subject Property at a location north of the Subject Property at Caron Road and I-88.  In connection with the annexation and development of the Subject Property, the City shall construct sufficient sewer pipes, lines, lift stations and other facilities in order to bring sewer service to the Subject Property sufficient to service the Subject Property for its anticipated use and in accordance with City standards, and the City shall install such facilities along the Subject Property (collectively, “Sewer Facilities”) as shown on Exhibit G-2.1.  Subject to events of Force Majeure (as defined below), the City shall complete the Sewer Facilities to (i) the east boundary of the Barth Property and (ii) the Ogle County line along the east boundary of the Yesac Property on or before the date that is six months after the date that Owner has submitted to the City (1) an application for a grading permit for a primary building on any portion of the Subject Property, and (2) an application for approval of Owner’s storm water management plan for applicable portion of the Subject Property, and (3) all fees required in connection with such applications.  Owner shall submit such applications and pay such fees within 12 months after Owner purchases any portion of the Yesac Property.  Owner acknowledges that the City’s obligation to complete the Sewer Facilities by such date is subject to Force Majeure (as defined in Section 37(c)) and City obtaining the easements required to install the Sewer Facilities.  Owner shall reimburse the City for the costs of the installation of the Sewer Facilities as set forth herein.  Such Sewer Facilities shall be constructed either within existing easements or in currently dedicated right-of-way and to the extent that such easements and rights-of-way are not currently in existence, the City shall obtain such easements and rights-of-way at Owner’s sole cost pursuant to Section 14, subject to the following:  (x) if IRE (as defined in Section 6(c)) or IRE’s designee or assignee enters into an annexation agreement with the City relating to the IRE Land (as defined in Section 6(c)) and acquires the IRE Land, Owner shall not be required to pay for any easements that may be required on the IRE Land, (y) the City shall consult with Owner and obtain Owner’s approval (which shall not be unreasonably withheld) before acquiring any easements relating to Sewer Facilities that will be at Owner’s cost, and (z) if Owner is required to pay for such easements pursuant to this Section, Owner shall have the right to recapture 100% of such easement costs from the owner of the applicable portion of the IRE Land at the time the owner of such property taps into the Sewer Facilities.  Owner acknowledges that any easements on the Subject Property that are reasonably deemed by the City to be necessary to install such facilities to the Subject Property shall be provided by Owner at no cost to the City.  Except for the connection charges set forth on Exhibit G-3 attached hereto and made a part hereof which shall be in effect for five years after the annexation of the Subject Property, Owner shall be permitted to connect to the Sewer Facilities at no cost in locations that Owner selects in its sole discretion, provided Owner’s improvement plans conform to all applicable City ordinances in effect as of the date of this Agreement.

(b)                                 The City represents that its sewer treatment facilities, as well as the improvements to be constructed as provided for herein, are currently of sufficient capacity to serve the current and anticipated development of the Subject Property in the capacities shown on Exhibit G-1 with no additional cost to Owner other than usual and customary fees, charges and rates of general applicability in the City.  The City agrees to provide service to the Subject Property based on the estimated capacities shown on Exhibit G-1 as and when such service is needed for the Subject Property.  Attached hereto as Exhibit G-2.1 and Exhibit G-2.2 and made a part hereof are the specifications, layout cost breakdown for the Sewer Facilities.  The City shall be responsible for 100% of the cost of extending the sewer extension from its current location along Caron Road to the intersection of Caron Road and Steward Road and then east along Steward Road to the west boundary of the Barth Property.  For extensions from the west boundary of the Barth Property to (i) the east boundary of the Barth Property and (ii) the south property line of the Yesac Property, Owner shall pay the City for prior to construction 110% of the estimated costs of the installation of the Sewer Facilities beyond such point (based on the lowest qualified bid received (“Owner’s 110% Sewer Improvement Payment”)); provided, however, in the event that the actual costs exceed Owner’s 110% Sewer Improvement Payment, City shall be responsible for such excess costs without any reimbursement from Owner, and if the actual costs are less than Owner’s 110% Sewer Improvement Payment, City shall be entitled to retain such savings.  Owner shall have the right to recapture the costs incurred pursuant to the preceding sentence as follows: (i) Owner shall have the right to recapture 50% of the costs of that portion of the Sewer Facilities that lies adjacent to the land currently owned by the Boyle family located adjacent to the south boundary of the Barth Property no further than the east boundary of the Barth Property at the time the owner of such property taps into the Sewer Facilities, and (ii) Owner shall have the right to recapture 50% of the costs of that portion of the Sewer Facilities that lies adjacent to the land currently owned by the Boyle family located adjacent to the east boundary of the Yesac Property at the time the owner of such property taps into the Sewer Facilities.

(c)                                  As stated in Section 6(c), if IRE acquires the IRE Land and does not exchange properties with Owner, IRE and the City have agreed to share the costs of extending the sewer line along Caron Road and Steward Road to the west boundary of the Barth Property (at no cost to Owner).  The City acknowledges that no portion of the City’s or IRE’s costs relating to the sewer improvements and associated easement costs shall be subject to recapture relating to the Subject Property.  The City and Owner acknowledge and agree that if IRE or IRE’s assignee or designee does not acquire the IRE Land, or if IRE or IRE’s designee or assignee acquires any portion of the IRE Land and either does not enter into an annexation agreement with the City, or enters into an annexation agreement but fails to commence construction of an ethanol production facility by December 31, 2003 (if such failure releases IRE or IRE’s assignee or designee from IRE’s or IRE’s assignee’s or designee’s obligation to pay for IRE’s portion of the water improvement costs pursuant to the terms of any annexation agreement between the City and IRE), (i) the cost of extending the sewer extension from its current location to the south right of way line of Illinois Tollway Authority Interstate Highway 88 along Caron Road shall be at the City’s sole cost, (ii) the cost of extending the sewer extension from the south right of way line of Illinois Tollway Authority Interstate Highway 88 along Caron Road to Steward Road shall be shared equally between the

City and Owner (with Owner having the right to recapture all of such Owner’s costs from the owner of the portion of the IRE Land currently owned by the Noggle Family Limited Partnership at the time the owner of such property taps into the Sewer Facilities, and City having no right to recapture its costs), and (iii) the cost of extending the sewer extension from the intersection of Caron Road and Steward Road east to the west boundary of the Barth Property shall be shared between the City and Owner as follows:  the City shall pay 75% of such costs and Owner shall pay 25% of such costs (with the City having the right to recapture all of the City’s costs from the portion of the IRE Land owned by Henry A. Knetsch, Jr., as Trustee Under a Certain Trust Agreement Dated July 21, 1988, and Owner having no right to recapture its costs); provided, however, that if Owner becomes the owner of the IRE Land pursuant to a means other than an exchange of properties with IRE, then Owner shall bear all of the costs of extending the sewer improvements from the intersection of Caron Road and Steward Road east to the west boundary of the Barth Property.

(d)                                 The City shall assist Owner in securing applicable grants to defray the costs of extending the Sewer Facilities from the west boundary of the Barth Property to (i) Ogle County line along the east boundary of the Yesac Property and (ii) the east boundary of the Barth Property.

(e)                                  The City shall pay $30,000 for the incremental cost of materials required to upsize the sanitary sewer line from 12 inches to 21 inches from the west boundary of the Barth Property to the Ogle County line along the east boundary of the Yesac Property.

(f)                                    Notwithstanding anything herein to the contrary, in the event IRE or IRE’s designee or assignee does not enter into an annexation agreement with the City or otherwise does not grant the anticipated easements or rights-of-way required to construct the Sewer Facilities in the locations described in this Agreement in a timely manner, the City shall construct the Sewer Facilities along Caron Road within the existing City right-of-way between the west boundary of the IRE Land and the BNSF Rail Line (as defined in Section 8(c) of this Agreement) south to the intersection of Caron Road and Steward Road, and then east along the south side of Steward Road to the east boundary of the Barth Property and the south property line of the Yesac Property.  In such event, Owner and the City shall reasonably cooperate to agree upon the final plans relating to the location of such Sewer Facilities.

SECTION 8                               PUBLIC ROAD CONSTRUCTION.

(a)                                  The City shall make or cause to be made by July 1, 2004 certain public road improvements to Caron Road from the point north of the north right of way line of Illinois Tollway Authority Interstate Highway 88 where Caron Road is not able to support the travel of vehicle of up to 80,000 pounds each to Steward Road so as to permit the travel of vehicles of up to 80,000 pounds each, without any limitations on time or frequency of travel; provided, however, if IRE or IRE’s assignee or designee does not enter into an annexation agreement with the City (and grant the required right-of-way required to improve Caron Road), the City shall not be required to improve Caron Road until the City receives the required right-of-way to perform such work (provided that the City shall continue to use best efforts to obtain such right-of-way to enable the City to perform such work).  The parties anticipate that Ogle County shall make or cause to be made by December 15, 2003 certain public road improvements to Steward Road from Highway 251 to the south property line of the Yesac Property (approximately 13,130 lineal feet) so as to permit the travel of vehicles of up to 80,000 pounds each, without any limitations on time or frequency of travel.  Owner shall reimburse the City for a portion of the costs of the installation of the road improvements as set forth on Exhibit H-1.  Attached hereto as Exhibit H-1 and made a part hereof is the layout and cost sharing breakdown for road improvements.  In the event that grants received by the City plus contributions made by Owner exceed the actual amount paid by the City for such improvements, any excess shall be applied to any cost that Owner may incur with respect to the future roadway improvements in the area of the intersection of Ritchie Road and Steward Road as contemplated by Ogle County.  The City hereby represents that the cost to perform such Steward road improvements has been estimated by Ogle County to be $633,000 (plus engineering design and inspection costs) and the following grant applications have been made with respect to such road improvements:  (i) a Federal Urban Aid grant in the amount of $400,000 and (ii) a TARP grant in the amount of $148,000.  As set forth in Exhibit H-1, the total estimated cost of the roadway improvements is $633,000 (as currently estimated by the Ogle County), therefore, Owner’s contribution towards the cost of such improvements will be $172,550, plus engineering design and inspection costs.

(b)                                 The portion of Ritchie Road that abuts the Barth Property shall also be improved by Owner, at Owner’s cost, so as to permit the travel of vehicles of up to 80,000 pounds each, without any limitations on time or frequency of travel.  The City shall cause 50% of the costs incurred by Owner in improving such portion of Ritchie Road to be paid to Owner by the land owners adjoining Ritchie Road (collectively commonly known as the “Boyle Property”) at the time each owner receives the right to access Ritchie Road from such property pursuant to a separate recapture agreement entered into between the City and Owner.

(c)                                  At the time the applicable portion of the Subject Property is annexed to the City, Owner shall convey and dedicate by quit claim deed to Ogle County, Owner’s fee interest in a 40 foot right of way from the center of Steward Road along such portion of the Subject Property (subject to restrictions of record as of the date hereof).  In addition, at the time the City or Ogle County reasonably requires such hereinafter described land to be deeded to Ogle County for purposes of obtaining funding to construct an overpass for Steward Road over Caron Road and the Burlington Northern Santa Fe

(“BNSF”) Railway line along Caron Road (the “BNSF Rail Line”), Owner shall convey and dedicate by quit claim deed to Ogle County, Owner’s fee interest in an additional 70 foot right-of-way (that tapers down to 40 feet) from the 40 feet of previously conveyed right-of-way on the south side of Steward Road from the west boundary line of the Noggle Property to a point that is approximately 1,400 feet east of the west boundary line of the Noggle Property (subject to restrictions of record as of the date hereof).  Such right-of-way shall be used solely for the purpose of constructing and maintaining such overpass and related improvements.  Prior to the time that Owner is required to convey such 70 foot right-of-way, Owner shall be permitted to construct improvements on such parcel, provided that Owner removes such improvements at Owner’s cost at the time of conveyance to the extent required by Ogle County.

(d)                                 The City and Owner acknowledge and agree that if IRE or IRE’s designee or assignee does not acquire the IRE Land, the cost of the road improvements for Caron Road described herein (including, without limitation, costs of acquisition, engineering and other professional costs, and design inspection and construction costs) shall be shared equally between the City and Owner (with Owner having the right to recapture all of Owner’s costs from the owner of the portion of the IRE Land currently owned by the Noggle Family Limited Partnership (when the owner of such land receives the right to access Caron Road from such property), and City having no right to recapture its costs).

(e)                                  At the same time that Owner dedicates the 70 foot right-of-way described in Section 8(c), Owner shall dedicate to the City by quit claim deed Owner’s fee interest in a 50 to 60 foot right-of-way as shown on Exhibit E attached hereto.  In addition, at the time construction of the overpass described in Section 8(c) is completed, Owner shall construct or cause to be constructed roadway improvements equal to those described in Section 8(a) for the extension of Caron Road from the north boundary of the overpass under the overpass and through the Noggle Property and the Yesac Property to the future South Logistics Way and out to Steward Road, as depicted on Exhibit E attached hereto.

(f)                                    Owner agrees to convey and dedicate to Ogle County, in a form reasonably acceptable to Ogle County, additional right-of-way on the south side of Steward Road near the curve at Ritchie Road, and also south on Steward Road from the curve as shown on the Willett Hoffman drawings included in the Willett Hoffman “Geometric Report Steward Road, Ogle County, Illinois” dated December 13, 2002 (and specifically the drawings entitled “Steward Road Geometric Study 2003, sheet 3 of 4, and sheet 4 of 4”), subject to the following:  (i) Owner shall dedicate such land if Owner actually owns such portion of the Subject Property at the time the dedication is required to be made, and (ii) Owner shall dedicate such land at the time Ogle County commences construction of certain road improvements to be performed by Ogle County at the intersection of Steward Road and Ritchie Road.

(g)                                 The City acknowledges that no portion of the City’s or IRE’s costs relating to road improvements shall be subject to recapture relating to the Subject Property.

SECTION 9                               STORM WATER MANAGEMENT.

(a)                                  Storm water run-off emanating from the Subject Property shall be retained or detained as requested by the City in accordance with the proposed City storm water management ordinance attached to this Agreement as Exhibit D (in lieu of the current City ordinance), as modified by the variances set forth on Exhibit C-3, and in accordance with a storm water management system for the Subject Property to be designed in the future.  Owner shall pay the City the permit and review fees established by the City with respect to storm water management to the extent such fees are of general applicability to all other owners of industrial property in the City.  Such system shall include all storm water management facilities, including on-site and off-site storm sewers, if necessary, and the construction of temporary storm water detention facilities and ditches if needed for portions of the Subject Property, all in accordance with final engineering plans approved by the City.  The City shall approve such plans which conform to the ordinances of the City existing on the date of this Agreement (provided that with respect to storm water management Owner shall comply with the proposed City storm water management ordinance attached to this Agreement as Exhibit D in lieu of the existing City storm water management ordinance, as described above) and which otherwise comply with the terms of this Agreement.

(b)                                 The City and the Owner acknowledge and agree that storm water detention/retention areas as and to the extent provided in this Section 9 will be required on the Subject Property as a part of the overall contemplated development of the Subject Property.  There presently exists insufficient information, both concerning the drainage and engineering requirements of the Subject Property and concerning the proposed design and development of future improvements to the Subject Property, for the City and the Owner to currently specify the size, capacity or location for future detention/retention areas, nor can the City and Owner specify at what time, or in connection with which specific portion of the Subject Property or phase of future development such detention/retention areas (a) will be necessary to the development of such specific portion of the Subject Property, or (b) while not necessary, may be designed and constructed by Owner voluntarily at its election.  Notwithstanding the foregoing, the City agrees that its requirements for detention and/or retention shall not exceed the requirements in effect as of the date of this Agreement.  Notwithstanding anything contained in this Section 9 to the contrary, however, the City shall not require, nor shall Owner be compelled to design or construct, off-site detention/retention areas as a condition to approval of improvements to any parcel of the Subject Property.

(c)                                  The City acknowledges that the natural flow of runoff water from the Barth Property flows into an Illinois Tollway Authority pipe and then discharges into a detention pond located north of Interstate 88 owned by the Flagg-Rochelle Community Park District.  The parties acknowledge that a portion of the Subject Property south of Steward Road currently drains south into Steward Creek through drainage provided within the BNSF right-of-way within which the BNSF Rail Line is located (the “BNSF Right-of-Way”).  The City shall use its best efforts to acquire prior to the commencement of the City Rail Work (as defined in Section 12) a 100 foot wide tract of land, currently owned by the Brossman family, located along the east boundary of the BNSF Right-of-Way from the south boundary of the Yesac Property to beyond the south boundary of Steward Creek (the “City/Brossman Right-of-Way”), to permit (i) the City to construct an extension of the City Rail Line (as defined in the Section 12) in the City/Brossman Right-of-Way (by the deadlines set forth in Section 12), and (ii) such portions of the Subject Property to drain into the drainage ditch that will be located in the City/Brossman Right-of-Way.  The City and Owner shall reasonably cooperate to obtain from Lee County, the Brush Grove Drainage District or any other applicable governmental authority any permits or agreements that may be necessary to permit the Subject Property to drain into the City/Brossman Right-of-Way and then into Steward Creek.  At Owner’s request, the City shall grant Owner a commercially reasonable easement in recordable form to carry out the intent of this Section.  Owner shall have the right to record such easement against the City/Brossman Right-of-Way.

(d)                                 Owner has agreed to contribute $215,000 to the City in connection with the City’s efforts to accomplish certain regional drainage and offsite detention objectives (the “Detention Contribution”).  Owner shall pay the Detention Contribution to the City promptly after City’s issuance of a full building permit for the construction of Owner’s initial warehouse facility.

SECTION 10                        ELECTRICAL SERVICE.

(a)                                  City represents and warrants that electrical service through the City system is available to the Subject Property at a location along Steward Road.  To the extent that secondary transformers are needed to provide electrical service to the Subject Property or any individual structure on the Subject Property, the City shall promptly install such transformers at its sole expense.  Owner shall be permitted to connect to the electrical facilities at no cost in locations that Owner select in their sole discretion, provided Owner’ improvement plans conform to all applicable City ordinances in effect as of the date of this Agreement.  The City agrees to distribute the electrical service overhead throughout the Subject Property per the City’s current requirements, and, if requested in writing by Owner and if technologically feasible and in compliance with applicable law, agrees to bury the electrical lines on the Subject Property at the incremental cost of Owner.

(b)                                 The City represents that its electrical transmission and substation facilities are of sufficient capacity to serve the current and anticipated development of the Subject Property as set forth on Exhibit I, and shall be available to the Subject Property for such anticipated usage, with no additional cost to Owner other than usual and customary fees, charges and rates of general applicability in the City.  The City agrees to provide such electrical service to the Subject Property as and when such service is needed for the Subject Property.  The City agrees that any electrical rates that are applicable to users similar to Owner with comparable levels shall also be available to Owner.

SECTION 11                        FIBER OPTIC LINE INSTALLATION.

City represents and warrants that fiber optic service through the City system is available along Caron Road north of Interstate 88.  In connection with the annexation and development of the Subject Property, the City shall construct sufficient fiber optic lines and capacity (collectively, “Fiber Facilities”) in order to bring fiber optic service to the Subject Property sufficient to service the Subject Property for its anticipated use and in accordance with City standards.  In addition, the City, per the City’s current requirements, shall install the Fiber Facilities on the Subject Property in order to distribute such facilities to the improvements on the Subject Property and if requested by Owner and if technologically feasible and in compliance with applicable law, City agrees to bury the fiber optic lines at the Subject property at the incremental cost of Owner.  Such Fiber Facilities shall be constructed either within existing easements or in currently dedicated right-of-way and to the extent that such easements and rights-of-way are not currently in existence, the City shall obtain such easements and rights-of-

way at Owner’s sole cost pursuant to Section 14, subject to the following:  (x) if IRE (as defined in Section 6(c)) or IRE’s designee or assignee enters into an annexation agreement with the City relating to the IRE Land (as defined in Section 6(c)) and acquires the IRE Land, Owner shall not be required to pay for any easements that may be required on the IRE Land, (y) the City shall consult with Owner and obtain Owner’s approval (which shall not be unreasonably withheld) before acquiring any such easements, and (z) Owner shall have the right to recapture 100% of such easement costs from the owner of the IRE Land at the time the owner of such property taps into the Fiber Facilities.  Owner shall be permitted to connect  to the Fiber Facilities at the standard connection fee and in locations that Owner selects in its sole discretion, provided Owner’s improvement plans conform to all applicable City ordinances in effect as of the date of this Agreement.  If Owner has an identified user for the Fiber Facilities, the City shall install the Fiber Facilities to the applicable portion of the Subject Property as soon as reasonably practicable after the Owner’s request (at the City’s cost), provided that such installation is economically feasible in the City’s reasonable discretion, taking into consideration the anticipated use of the Fiber Facilities by such identified user.  If Owner does not have an identified user for the Fiber Facilities but desires the City to extend the Fiber Facilities to the Subject Property, the City shall extend the Fiber Facilities to the portion of the Subject Property requested by Owner as soon as reasonably practicable and Owner shall reimburse the City for the costs of installation.  If Owner incurs $10,000.00 or more in costs in causing the City to install the Fiber Facilities, all of Owner’s costs shall be recaptured from properties located adjacent to the Fiber Facilities extended to the Subject Property.  Owner shall recover such costs at the time the applicable owner taps into the Fiber Facilities.  If Owner incurs less than $10,000.00 in costs in causing the Fiber Facilities to be installed, Owner shall not have the right to recapture such costs.

SECTION 12                        RAIL SERVICE.

(a)                                  The City shall, at the City’s sole cost, construct an extension of the existing City railroad track (the “City Rail Line”) from its current termination point north of the north right of way line of Illinois Tollway Authority Interstate Highway 88 to the south right of way line of Illinois Tollway Authority Interstate Highway 88 within the dedicated right-of-way shown on the Preliminary Plan of Development and identified thereon as “City Rail Line”.  The City shall then, at its sole cost, construct an extension of the City Rail Line to the south boundary of the Yesac Property within the dedicated right-of-way shown on the Preliminary Plan of Development and identified thereon as “City Rail Line”.  Upon acquisition of the City/Brossman Right-of-Way, the City shall then, at its sole cost, construct an extension of the City Rail Line from the south boundary of the Yesac Property to the point that is approximately 500 lineal feet south of the south boundary of the Yesac Property, within the City/Brossman Right-of-Way shown on the Preliminary Plan of Development and identified thereon on “City Rail Line.”  The City’s work described in this Section shall be described as the “City’s Rail Work”.  The scope of the City’s Rail Work is described on Exhibit J-1 attached hereto and made a part hereof (the “Rail Drawings”).  The City agrees that it shall perform the City Rail Work extending the City Rail Line to the point that is approximately 500 lineal feet south of the south boundary line of the Yesac Property, and subject to Force Majeure, shall use its best efforts to complete the City Rail Work on or before December 15, 2003.  As part of the City’s Rail Work the City shall install switches as set forth on the Rail Drawings.  The City represents that the City has requested donations of certain rail equipment from Union Pacific Corporation, including switches.  To the extent the City receives a sufficient number of switches to install the switches shown on Exhibit J-1, the City shall install such switches at Owner’s request and, in such event, Owner shall pay the City $10,000 per switch plus reasonable installation costs.  If the City does not receive a sufficient number of switches, or if Owner elects not to acquire the City’s switches, Owner shall be responsible for acquiring the remaining required switches and upon such acquisition the City shall install such switches.  Notwithstanding the foregoing, the City acknowledges that the City shall be responsible for acquiring and installing, at the City’s cost, the switch located north of Steward Road shown on Exhibit J-1.  Except for the switch north of Steward Road (which shall be owned by the City), upon installation of such switches Owner shall be deemed to be the owner of such switches.  Upon completion of plans and specifications for the City Rail Work, the City shall deliver such plans and specifications to Owner, for Owner’s review and approval of the switches set forth therein.  Owner shall reimburse the

City for all reasonable installation costs incurred by the City in installing certain switches for the City Rail Line as set forth on Exhibit J-1.

(b)                                 The City represents and warrants that provided that IRE or IRE’s designee or assignee has acquired the IRE Land, as of the date of annexation of the Subject Property, it will have secured all rights of way necessary to perform the City’s Rail Work and operate the extension of the City Rail Line upon completion thereof.  To the extent that IRE or IRE’s designee or assignee has not purchased such property as of the date of annexation of the Subject Property, the City shall use all reasonable efforts to obtain such rights of way to perform the City’s Rail Work and to operate the extension of the City Rail Line upon completion thereof.  With respect to the portion of the City Rail Line that shall cross the IRE Land along the northern boundary of the IRE Land to provide rail access to the Barth Property (the “Barth Rail Line Extension”), if IRE or IRE’s assignee or designee acquires the IRE Land and enters into an annexation agreement with the City, the City shall obtain at the Owner’s cost (without the right to recapture such costs from the owner of the IRE Land if the owner of the IRE Land commences construction of an ethanol production facility on the IRE Land by December 31, 2003) such right-of-way that is necessary to install and maintain the Barth Rail Line Extension, subject to the following: (i) the City shall consult with Owner and obtain Owner’s approval (which shall not be unreasonably withheld) before acquiring any such right-of-way, (ii) Owner shall not be required to pay for such right-

of-way unless the City acquires the right-of-way in connection with Owner’s acquisition and development of the Barth Property, and (iii) if the owner of the IRE Land fails to commence construction of an ethanol production facility on the IRE Land by December 31, 2003, Owner shall have the right to recapture 100% of such right-of-way costs from the owner of the IRE Land at the time the owner of such property causes a switch to be installed on the Barth Rail Line Extension.  If IRE or IRE’s assignee or designee does not acquire the IRE Land or if IRE or IRE’s designee or assignee acquires any portion of the IRE Land and does not enter into an annexation agreement with the City, the City shall remain obligated to obtain at the Owner’s cost such right-of-way that is necessary to install and maintain the Barth Rail Line Extension, subject to the following:  (x) the City shall consult with Owner and obtain Owner’s approval (which shall not be unreasonably withheld) before acquiring any such right-of-way, (y) Owner shall not be required to pay for such right-of-way unless the City acquires the right-of-way in connection with Owner’s acquisition and development of the Barth Property, and (z) Owner shall have the right to recapture 100% of such right-of-way costs from the owner of the applicable portion of the IRE Land at the time the owner of such property causes a switch to be installed on the Barth Rail Line Extension.

(c)                                  Except for Owner’s payments with respect to the “Industrial Track” as defined in the Industrial Track Agreement to be entered into between the parties as described in Section 12(d) below, the City agrees not to impose any fee, tax, assessment or charge of any kind or type as against Owner that is connected with, or in any way related to:  (i) Owner’s right to connect to, (ii) Owner’s right to use, or (iii) Owner’s use of, the City Rail Line.  The terms of this Section 12 are expressly made binding upon the successors, assigns and transferees of the City whether such successors receive their interest in the City Rail Line by sale, lease, operating agreement or other transfer of any right, title or interest in or to the City Rail Line.  The City agrees to execute a recordable memorandum sufficient to give record notice of the agreements set forth in this Section.

(d)                                 Within thirty (30) days after the Effective Date, the City and Owner will enter into an Industrial Track Agreement, containing customary terms, provisions and conditions which are reasonably acceptable to Owner (“Track Agreement”).  Among other things, the Track Agreement will permit Owner, its successors and assigns, and their respective tenants and licensees, to send and receive rail cars utilizing the City Rail Line.  During the term of this Agreement, neither the City, nor its successors and assigns or their respective tenants and licensees may charge Owner, its successors and assigns, or their respective tenants and licensees for such service.  At the request of Owner from time to time, the City shall enter into separate Track Agreements with Owner’s tenants and licensees for such service.

SECTION 13                        PERFORMANCE OF WORK.

(a)                                  The City’s obligations set forth in Sections 6 through 12 may hereinafter be collectively referred to as the “City’s Work”.  The City shall perform the City’s Work in a good and workmanlike and diligent manner and in accordance with the requirements and plans and specifications set forth in this Agreement and in accordance with all applicable laws, statutes, ordinances, rules and regulations.  The City shall immediately notify Owner if the City becomes aware of any circumstances that the City anticipates may prevent it from completing the City’s Work by the applicable completion dates set forth in this Agreement.  At the written request of Owner (no more than monthly) the City shall provide Owner with written status reports with respect to the City’s Work and the estimated completion date of the Work.  In addition, upon Owner’s request, the City shall meet with Owner and any tenants or prospective tenants of Owner to discuss the status and estimated completion dates of the City’s Work.

(b)                                 In the event City fails to meet the completion dates set forth in this Agreement for the City’s Work, Owner may provide five days’ written notice to the City that it intends to exercise self-help rights and if the City does not cure such default within such five day period, Owner may proceed to cure such default.  Within 30 days after the receipt of invoices from Owner for the cost of such work, the City shall reimburse Owner for all costs expended by Owner in connection with performing such work and in the event that the City does not promptly reimburse Owner such amounts owed shall bear interest at the rate of 5% per annum after said 30-day period, and Owner may set-off such amounts owed against amounts it owes the City under this Agreement or otherwise.

SECTION 14                        DEDICATIONS AND EASEMENTS.

(a)                                  At the time of recordation of a final subdivision plat approval of any phase of the development, the Owner shall grant to the City, at no cost to the City, easements reasonably necessary for the construction and maintenance of sanitary and storm sewers, and construction and maintenance of water or other utilities within the Subject Property at locations designated by the Owner, as approved by the City in its reasonable discretion.  At the time of each subsequent subdivision phase approval, Owner shall dedicate street right-of-way to the City at such locations as the City reasonably approves consistent with the Owner’s development plans for the Subject Property.  The City shall review, inspect and accept the construction of streets, utilities and other public improvements in accordance with the City subdivision regulations in effect on the date of this Agreement.  No land donations other than those specified within this Agreement and this Section 14 shall be required of Owner.

(b)                                 Owner shall cause to be granted to the City, at no cost to the City, a 25 foot easement along (i) the north side of the 40 feet of to be conveyed right-of-way on the north side of Steward Road from the west boundary of the Barth Property to the intersection of Steward Road and Ritchie Road and, if reasonably required by the City, from such intersection to the east boundary of the Barth Property, and (ii) the west side of the 40 feet of to be conveyed right-of-way on the west side of Steward Road from the northeast corner of the Yesac Property to the south boundary of the Yesac Property (collectively, the “Utility Easement Area”).  The Utility Easement Area shall be used by the City solely to install and maintain the City utility facilities placed therein.  In addition, Owner shall cause to be granted to the City, at no cost to the City, a temporary 50 foot construction easement along (i) the north side of the 25 foot wide Utility Easement Area described in the previous sentence on the north side of Steward Road from the west boundary of the Barth Property to  the intersection of Steward Road and Ritchie Road and, if reasonably required by the City, from such intersection to the east boundary of the Barth Property, and (ii) the west side of the 25 foot wide Utility Easement Area described in the previous sentence on the west side of Steward Road from the northeast corner of the Yesac Property to the south boundary of the Yesac Property (collectively, the “Construction Easement Area”).  The Construction Easement Area shall be used by the City solely to construct the Sewer Facilities as described in this Agreement.

(c)                                  Owner shall cause the easements relating to the Utility Easement Area and the Construction Easement Area to be granted to the City at the time that the City reasonably requires such land to construct the Sewer Facilities.

(d)                                 Owner shall be entitled to take into account the Utility Easement Area in establishing Owner’s set back and green space requirements under the applicable portions of the City Municipal Code (as modified by Exhibit C-1 and Exhibit C-2 to this Agreement).  In addition, Owner shall be permitted to use the Utility Easement Area for all purposes that are not inconsistent with the rights granted herein.  Without limiting the foregoing, the Owner shall be permitted to install landscaping, berms and pavement over such areas (provided such improvements shall not materially interfere with the operation of the City’s utilities located in such area).

(e)                                  Prior to causing the easement or easements relating to the Utility Easement Area and the Construction Easement Area to be granted to the City, the owner of the applicable portion of the Subject Property and the City shall enter into a commercially reasonable easement agreement governing the City’s use of such areas.

(f)                                    The installation, use, maintenance, repair and removal of improvements by the City in the Utility Easement Area and the Construction Easement Area shall be subject to the following terms and conditions (in addition to the terms and conditions to be set forth in the applicable easement agreements):

(i)                                     The plans and specifications of any work to be performed in the Utility Easement Area and Construction Easement Area shall be subject to the applicable owner’s approval, which shall not be unreasonably withheld.

(ii)                                  Prior to commencing any work in the Utility Easement Area and the Construction Easement Area, the City shall notify the applicable owner and coordinate such work with such owner so as to minimize interference with such owner’s use and occupancy of the Utility Easement Area and the Construction Easement Area.

(iii)                               The City shall use best efforts not to interfere with the applicable owner’s use and occupancy of the Subject Property in connection with the use, maintenance, repair and removal of improvements in the Utility Easement Areas and the Construction Easement Area by the City.

(iv)                              The City shall, at its sole cost and expense, replace any landscaping or asphalt or concrete pavement on the Subject Property, the Utility Easement Area or the Construction Easement Area that the City removes, displaces or damages in the exercise of its easement rights in accordance with the terms of this Agreement, with like quality improvements, and shall otherwise restore the Subject Property, the Utility Easement Area and the Construction Easement Area to substantially the same condition as existed prior to any easement related maintenance or repair work that the City may perform in the exercise of its easement rights.

(v)                                 The City shall perform all work relating to the Utility Easement Areas and the Construction Easement Area in a good and workmanlike manner.

(vi)                              In addition, if the City causes any damage to the Utility Easement Area or any other portion of the Subject Property, the City shall promptly repair such damage.  The applicable owner shall have the right to repair any such damage to the Utility Easement Area or the applicable portion of the Subject Property after reasonable advance notice to the City (except in the case of an emergency, in which event no advance notice shall be required) and charge the City for such repairs.  The City shall pay any such repair charges promptly

(g)                                 The City agrees to indemnify and save the applicable owner harmless from and against any and all suits, claims, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees) relating to accidents, injuries, loss, or damage of or to any person or property arising from or in any manner relating to the use by the City of the Utility Easement Area or the Construction Easement Area or any other portion of the Subject Property.

(h)                                 It is hereby expressly agreed that the granting of the Utility Easement Area and the Construction Easement Area shall be of easements only and that fee simple title to the Subject Property, the Utility Easement Area and the

Construction Easement Area shall and does remain in the applicable owner.

SECTION 15                        APPLICABLE MUNICIPAL ORDINANCES

(a)                                  Notwithstanding anything to the contrary set forth in this Agreement, all presently existing ordinances, regulations and codes of the City relating to subdivision controls, zoning subdivision, landscaping and screening, signs, street graphics, appearance, grading, placement of buildings and other structures and improvements, as modified and varied by the terms of this Annexation Agreement, shall apply to Subject Property for a period of ten years from the date of this Agreement.  All presently existing ordinances, regulations and codes of the City and the proposed City storm water management ordinance attached to this Agreement as Exhibit D relating to storm water drainage and detention, stream and wetland protection, soil erosion and sediment control, flood way, flood plain and flood fringe protection, and to the building code, health code, safety code, and fire codes, as modified and varied by the terms of this Annexation Agreement, shall apply to the Subject Property for a period of seven years from the date of this Agreement unless amendment to the aforesaid is mandated by controlling authorities such as the State of Illinois or the Federal Government that pre-empts the authority of the City or are modifications of the national codes previously adopted by the City.

(b)                                 If, during the term of this Agreement, any existing, amended, modified or new ordinances, codes or regulations affecting the topics described in Section 15(a), are amended or modified in a manner to impose less restrictive requirements on development of, construction upon, properties within the City, then the benefit of such less restrictive requirements shall inure to the benefit of the Owner and, anything to the contrary herein notwithstanding, Owner may elect to proceed pursuant to the less restrictive or modification applicable generally to all properties zoned I-2 within the City.

(c)                                  Subsequent to the expiration of the ten year period described in Section 15(A), the City shall not amend its ordinances, regulations, and codes relating to storm water management, storm water drainage and detention, erosion and sediment control, floodway, flood plain and flood fringe protection or to the building code, health code, safety code and fire code in a manner which treats the Subject Property differently than other property located in I-2 zoning districts or which treats property zoned I-2 substantially differently than other property located in the City zoned I-l or I-3.

SECTION 16                        EXISTING WATER AND SEPTIC FACILITIES.

Owner shall be permitted for a period of five years from the date of annexation to utilize the existing private well water supply and septic sewer arrangement on the Subject Property (to the extent permitted by applicable law) for purposes of (a) domestic service to the existing residential structure on the Subject Property; (b) irrigation of the Subject Property for agricultural and landscaping purposes; and (c) to provide water to any on-site detention/retention pond.

SECTION 17                        RECAPTURE.

(a)                                  Owner will incur costs with respect to the construction of water facilities, sewer facilities and public roads as provided by the terms of this Agreement in excess of what Owner would have incurred to solely serve the Subject Property.  To the extent that any party that does not own a portion of the Subject Property wishes to connect to any of such facilities after the point where such facilities first cross the Subject Property, the City shall charge such parties for such connection and Owner shall receive a recapture fee to reimburse Owner for its excess costs in the amounts and as calculated on the applicable exhibits to this Agreement for the particular facilities and pursuant to a separate recapture agreement to be entered into within 30 days after the date of this Agreement between the City and Owner substantially in the form of the recapture agreement previously delivered to Owner by the City.

(b)                                 Notwithstanding anything to the contrary contained within this Agreement, if only a portion of the Yesac Property is acquired by Owner, Yesac shall not be required to pay for any “recapture fee” or other fee as compensation to Owner for extending the utilities through the Yesac Property or improving Steward Road around the Yesac Property.

SECTION 18                        EXISTING AND NONCONFORMING USES.

For a period of five years from the date of annexation, any existing or nonconforming uses of the Subject Property will be permitted to continue until that portion of the Subject Property is developed.  Such uses may not be expanded.  If such uses become nonconforming subsequent to the date of this Agreement, such uses may continue until that portion of the Subject Property is developed but not longer than a period of five years from the date such use becomes nonconforming.  The existing farm structure and house on the Subject Property may remain on the Subject Property, notwithstanding any structures that are nonconforming to the ordinances of the City, and Owner shall have the right to coordinate construction and development of the Subject Property from such structures in lieu of, or in addition to, installing a construction trailer on the Subject Property.  Owner shall maintain such properties in accordance with all applicable City ordinances relating to public health, safety and welfare.

SECTION 19                        PROPERTY TAX ABATEMENT.

Once any portion of the Subject Property is developed and occupied by a third party tenant for its business operations (the “Trigger Date”), in the event that such development creates ten or more jobs and otherwise qualifies for tax abatement under Illinois law then all real estate taxes levied against such areas of the Subject Property by the City shall be abated in the amount of 90% of such tax in the first full year after the Trigger Date and in the amount of 75% for the second full year after the Trigger Date.

SECTION 20                        FEES; DEVELOPMENT CODES; LIMITATION ON SPECIAL SERVICE AREA CREATION; CHANGES TO CODES.

(a)                                  For a period of five years, there will be no increases in the City’s current fees for building permits, plan review, water and sewer tap-ons and similar fees.  Thereafter, Owner shall pay such fees as are in existence at the time of any development, provided such fees are of general applicability to all other owners of industrial property in the City.

(b)                                 Without the consent of the Owner, City shall take no action to designate any portion of the Subject Property remaining undeveloped or in its current state of development as a Special Service Area for purposes of financing public improvements.  Other than as normally levied against all other property in the City, the City acknowledges that it shall assess no additional fees to the Subject Property for the provision of police and fire protection services.  No impact fees are or will be due and owing as to the development of the Subject Property.

(c)                                  The City agrees that after the date of this Annexation Agreement it shall take no action without the consent of the Owner of the applicable property (which may be withheld in such Owner’s sole discretion) to amend the zoning of the Subject Property, the Comprehensive Plan or the subdivision plan or to otherwise to take any action that would materially reduce the benefits and rights granted to the Owner under this Agreement.

(d)                                 The City acknowledges and agrees that no portion of the City’s or IRE’s costs relating to road or utility improvements shall be subject to recapture relating to the Subject Property.

SECTION 21                        EFFECTIVE DATE; RECORDATION OF CERTAIN DOCUMENTS.

This Agreement shall be in full force and effect upon the date first appearing above.  Upon execution of this Agreement, City shall be authorized to record this Agreement or a Memorandum hereof, along with the Authorizing Ordinance and Plat of Annexation, and any other documents necessary to effect the annexation of the Subject Property to the City.

SECTION 22                        AMENDMENT.

This Agreement sets forth all the promises, inducements, agreements, conditions and understandings between the parties relative to the subject matter thereof, and there are no promises, inducements, agreements, conditions or understandings, either oral or written, express or implied, between them other than are herein set forth.  Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless authorized in accordance with law and reduced in writing as signed by them.

SECTION 23                        AUTHORIZATION TO EXECUTE.

Owner represents and warrants that it is lawfully authorized to execute this Agreement.  The City Mayor and Clerk of the City hereby warrant that they have been lawfully authorized by the City Council of the City to execute this Agreement.  The Owner and City shall deliver upon request to each other copies of all by-laws, partnership agreements, resolutions, ordinances or other documents required to legally evidence the authority to so execute this Agreement on behalf of the respective parties.

SECTION 24                        ASSIGNABILITY; RESPONSIBILITY; CONTINUANCE OF OBLIGATIONS.

This Agreement is binding on the parties, their successors and assigns.  In the event a portion of the Subject Property is sold or conveyed at any time during the term of this Agreement, all of the obligations and responsibilities of Owner as set forth herein shall devolve upon and be assumed by such purchaser, grantee or other assignee, and all of the rights and benefits of this Agreement shall inure to such purchaser or grantee with respect to such portion of the Subject Property.  Owner shall be released from all owner obligations that relate to that portion of the Subject Property being sold or conveyed.  Without limiting the foregoing, prior to the annexation of the Subject Property to the City, Owner shall have the right, without the City’s, Barth’s or Yesac’s approval, to assign all of its obligations, rights and responsibilities under this Agreement to another person or entity in connection with an assignment of the Yesac Contract (with respect to the Yesac Property) or the Barth Contract (with respect to the Barth Property).

SECTION 25                        TERM.

This Agreement shall run for a full statutory term of 20 years from the date of annexation of any portion of the Subject Property.  Until the expiration of the term of this Agreement, the City shall not terminate, modify, alter or effect the annexation, zoning or other land use approval made pursuant to this Agreement.

SECTION 26                        NOTICES.

Unless otherwise notified in writing, all notices, requests and demands shall be in writing and shall be personally delivered to or mailed by certified mail, postage prepaid, return receipt requested, as follows:

For the City:	City Manager 420 North 6th Street Rochelle, Illinois 61068

With copies to:	City Attorney 420 North 6th Street Rochelle, Illinois 61068

For Yesac:	Larry and Patricia Casey 12514 Flagg Road Rochelle, Illinois 61068

With Copy to:	Charles P. Cole, Jr., Esq. Attorney at Law 104 Oak Court P.O. Box 24 Rochelle, Illinois 61068

For Barth:	Ms. Marie Annette Barth 9165 Rt. 38 West Rochelle, Illinois 61068

Ms. Joyce Stocking 3968 E. Pine Rock Road Oregon, Illinois 61061

With copy to:	Charles P. Cole, Jr., Esq. Attorney at Law 104 Oak Court P.O. Box 24 Rochelle, Illinois 61068

For Noggle:	Noggle Family Limited Partnership Attn: Robert Noggle 25862 West Hafen Richter Road Plainfield, Illinois 60554

With copy to:	Goldsmith, Thelin, Dickson & Brown Attn: Frederick Dickson, Esq. 2000 W. Galena, Suite 200 Aurora, Illinois 60506

For DP Partners:	DP Industrial LLC 1200 Financial Boulevard Reno, Nevada 89502 Attn: Aaron Paris, Chief Operating Officer

With copy to:	Jones Day 77 West Wacker Dr. Suite 3500 Chicago, IL 60601-1692 Attn: Brian L. Sedlak

or such other addresses that any party hereto may designate in writing to the other parties, pursuant to the provisions of this section.

SECTION 27                        FOREIGN TRADE ZONE AND ENTERPRISE ZONE.

The City shall cooperate with Owner and use all reasonable efforts to assist Owner in obtaining Foreign Trade Zone and Enterprise Zone status for the Subject Property prior to the date of annexation of the Subject Property.  Such efforts shall include, without limitation, authorizing and filing all necessary applications and nominations with the applicable governmental authorities in order to obtain Foreign Trade Zone and Enterprise Zone status.

SECTION 28                        RECORDATION.

Immediately after the annexation of the Subject Property, the City shall cause to be recorded all documents necessary to effect such annexation fully in the manner required by law.  Owner shall cooperate with the City as may be reasonably necessary to affect such recording.  In addition, at any time after the execution and delivery of this Agreement, Owner may record this Agreement or a memorandum of this Agreement.  In the event that Owner desires to record a memorandum of this Agreement, the City shall promptly sign any accurate memorandum submitted by Owner.

SECTION 29                        TIME PERIODS.

In the event that any time period for review or approval is reduced by the City on a City-wide basis or with respect to any property within the City to a shorter time period than set forth herein or normally required by City ordinance, said reduced time period shall be deemed to be the time period for approval or review as the case may be for any approval required by the Owner.

SECTION 30                        STOP ORDERS.

The City will issue no stop order directing work stoppage on buildings or other development on the Subject Property without first setting forth the Section of the building regulations allegedly violated by the Owner or their developers, agents, employees or vendors, and the Owner or their developers, agents, employees or vendors may forthwith proceed to correct such violations as may exist and continue with the construction of the buildings or development.

SECTION 31                        LEGAL FORMALITIES.

At the time of the execution and delivery of this Agreement by each of the parties hereto and from time to time thereafter when requested by the Owner, the City shall cause to be executed and delivered on the City’s behalf such certificates and other evidence (addressed to the Owner and such other addresses as the Owner may request), in form and substance reasonably satisfactory to the Owner, as the Owner may request to represent and evidence further, that all necessary actions have been taken and all measures and procedures required by applicable state and local laws, statutes, ordinances, codes and other requirements have been satisfied in order to authorize the execution and delivery of this Agreement by the City and the performance of the City of the obligations imposed upon the City hereunder and that this Agreement is the valid and binding obligations of the City, enforceable in accordance with its terms.

SECTION 32                        STATUS CERTIFICATE.

Upon the request of Owner from time to time during the term of this Agreement, the City shall execute and deliver to the Owner (or addressed to such other party or parties as Owner may request) a statement in form and substance reasonably satisfactory to the Owner and such other addressees, to the effect that (a) this Agreement continues in full force and effect, unmodified, in accordance with its terms, and (b) no default, or any event of circumstances which with the passage of time or giving of notice would become a default, exists with respect to any party under this Agreement.

SECTION 33                        CERTIFICATE OF OCCUPANCY.

(a)                                  The City agrees to issue certificates of occupancy for any structures on the Subject Property within five business days of request for final inspection or issue a letter of denial within said period of time informing Owner specifically as to what corrections are necessary as a condition to the issuance of a certificate of occupancy and quoting the section of the building regulations relied on by the City in its request for correction.  If, after final inspection or reinspection, the City’s inspector does not request correction of any items, immediate occupancy of the premises will be allowed, it being understood that the staff processing of the certificate may take up to five business days.  Temporary occupancy permits may be issued when adverse weather conditions do not permit outside painting, landscaping, sidewalks, driveways, or final grading for commercial buildings.  Final surfacing of driveways also may be deferred for weather conditions.  Such painting, landscaping, sidewalks, grading, and driveway construction shall be accomplished or installed as soon as weather permits.  Such additional temporary permits that may be required due to adverse weather conditions shall not be unreasonably withheld or delayed.

(b)                                 At the request of Owner, with respect to each applicable structure on the Subject Property the City shall issue a temporary certificate of occupancy for the applicable structure evidencing that the shell of the structure has been completed in accordance with City ordinances.  In addition, subject to the satisfaction of all life-safety requirements, upon the completion of the shell of any structure, the City all allow perspective tenants to access the structure in order to install tenant improvements and equipment and in order to perform systems testing.

SECTION 34                        ASSURANCES BY CITY.

(a)                                  In consideration of the Owner entering into this Agreement, expending substantial time and funds in the study and implementation of a concept development plan for the Subject Property, and as an inducement for the Owner to proceed to develop the Property, the City represents and warrants to the Owner that:

(i)                                     the copies of the ordinances, codes, maps and other City laws, regulations and requirements previously furnished to Owner’s attorneys from the City Manager’s office are true, correct and complete in all respects and constitute such ordinances, codes, maps and other laws, regulations and requirements as presently in effect in the City, except as they may be amended by or pursuant to this Agreement with respect to the Subject Property as provided herein.  Defined terms used in this Agreement with respect to certain of said ordinances, codes, maps and other City laws, regulations and requirements shall have the meanings ascribed to them on said schedule or as the case may be, in said ordinances, codes, maps and other City laws, regulations and requirements;

(ii)                                  none of the Subject Property is presently bounded or the subject of any other annexation agreement (or application for annexation), or other Agreement with the City or, to the best knowledge of the City, any other governmental entity with respect to the ownership, use, operation, development or taxation or assessment thereof, any construction hereon, or any infrastructure or public improvements or services with respect thereto;

(iii)                               the City has presently in effect or pending no special assessments, charges, levies or other taxes or any recapture or chargeback agreements or other arrangements for the payment of utility, infrastructure or other costs of improvements or other municipal or governmental costs, expenditures or investments to which the Subject Property or any part thereof or its owners are subject or bound that does not generally relate to the City;

(iv)                              all staff reviews, public notices, public hearings and votes required by the provisions of the Illinois Constitution, the Illinois Municipal Code, City municipal code, the City zoning ordinance and City development code have been or will be properly performed, given, held or taken as the case may be in order to execute this Agreement or any agreement or amendment contemplated by this Agreement; and

(v)                                 the City boundaries are each presently physically contiguous to the Subject Property and the Subject Property is not presently within the corporate limits of any other municipality.

SECTION 35                        CONDITIONS.

(a)                                  This Agreement is subject to the following conditions: (i) annexation of the Subject Property pursuant to Section 2; (ii) rezoning of the Subject Property pursuant to Section 3, and (iii) amendment of the Comprehensive Plan pursuant to Section 4 if necessary, (each a “Condition” and collectively, the “Conditions”).  Each Condition may be waived in writing in whole or in part only by Owner in its sole and absolute discretion.

(b)                                 The parties agree that this Agreement is effective upon the date of this Agreement but that the annexation of the Subject Property shall not take place until Owner purchases the particular property; if such property meets the requirements of annexation pursuant to 65 ILCS 5/11-15.1-1 et seq at such time (“Condition Precedent”).  In the event that such portion of the

Subject Property does not meet the requirements of annexation at the time of such purchase, the annexation shall occur when such property does meet the requirement of annexation.  To the extent that Owner purchases less than the entire portion of the Subject Property but at least a total of 100 acres this Annexation Agreement and the obligations of the parties shall only apply to the portion of the Subject Property so purchased and annexed.  The Owner acknowledges that this Agreement is being entered into at the request of Owner as a condition of Owner purchasing any portion of the Subject Property, and, as such, all of the rights and benefits of this Agreement shall be solely for Owner.  The Consenting Parties agree that they shall not bring any action under this Agreement (for enforcement, termination or otherwise) without the written consent of Owner, which may be withheld in its sole discretion.  The Owner further agrees that this Agreement runs with the land and upon the purchase of a portion of the Subject Property by Owner (or its successors and assigns), the owner of such portion of the Subject Property from whom Owner acquired title shall have no rights under this Agreement.

SECTION 36                        DEFAULT/REMEDIES.

If either of the parties shall default under this Agreement or fail to perform or keep any term or condition required to be performed or kept by such party, such party shall, upon written notice from the other party, proceed to cure or remedy such default or breach within 30 days after receipt of such notice, provided, however, that in the event such default is not reasonably curable within such 30 day period and the defaulting party commences to cure the default within said 30 day period and proceeds with due diligence to cure the same, such party shall not be deemed to be in default under this Agreement.  In case such action is not taken or not diligently pursued or the default or breach shall not be cured or remedied within the above period, the aggrieved party may institute such proceedings as may be necessary or desirable in its opinion to cure and remedy such default or breach including, but not limited to, proceedings to compel specific performance by the party in default or breach of its obligation.  The rights and remedies of the parties, whether provided in law or by this Agreement, shall be cumulative and the exercise by either party by any one or more of such remedies shall not preclude the exercise by it at the same time or different times.  Any delay by any party in instituting or prosecuting any action or proceeding shall not operate as a waiver of such right in any way.  Owner waive any right to seek disconnection of all or any portion of the Subject Property during the term of this Agreement.  The parties will cooperate with each other and shall perform all reasonable efforts to remedy any default, act or omission that affects the validity of this Agreement.

SECTION 37                        MISCELLANEOUS.

(a)                                  Waiver.  No waiver of any condition or provision of this Agreement by any party shall be valid unless in writing signed by such party.  No such waiver shall be deemed or construed as a waiver of any other or similar provision or of any future event, act, or default.

(b)                                 Computation of Time.  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which such period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next business day.

(c)                                  Force Majeure.  The term “Force Majeure” as used in this Agreement shall mean any delay in the completion of any obligation of a party under this Agreement which is attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary construction materials, supplies or labor in a timely manner; and; (2) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout,  explosion, inclement weather (including, without limitation, frozen ground and precipitation) that prohibits any work or obligations to be performed in a commercially reasonable manner pursuant to customary industry standards and techniques, or any other similar cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.  Any prevention, delay or stoppage due to any Force Majeure shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money); provided that the party seeking to benefit from Force Majeure provides written notice to the other party within five days after the event of Force Majeure which sets forth the nature and the estimated duration of the delay.

(d)                                 Headings.  Headings of articles and sections herein are for convenience of reference only and shall not be construed as part of this Agreement.

(e)                                  Illinois Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.  Jurisdiction and venue shall be exclusively in the Circuit Court of Ogle County, Illinois or the United States District Court for the Northern District of Illinois (Western Division) (if such Federal court has appropriate jurisdiction and venue).

(f)                                    Fees.  In the event any dispute arises hereunder, and litigation or arbitration proceedings are commenced, the prevailing party shall be entitled to recover from the other party all costs and expenses incurred in connection with such proceedings, including but not limited to reasonable attorneys’ fees and costs.

(g)                                 No Interpretation Against the Drafter.  In no event shall this Agreement be construed more strongly against any one person solely because such person or its representative acted as draftsman hereof, it being acknowledged by the parties hereto that both have been represented by competent legal counsel, that this Agreement has been subject to substantial negotiation, and that all parties have contributed substantially to the preparation of this Agreement.

(h)                                 Severability.  If any provision of this Agreement is held invalid by a court of competent jurisdiction, or in the event such court shall determine that the City does not have the power to perform any such provision, such provision shall be deemed to be excised here from and the invalidity thereof shall not affect any of the other provisions contained herein, and such judgment or decree shall relieve the respective party from performance under such invalid provision of this Agreement.

(i)                                     Counterparts.  This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

(j)                                     Consenting Parties.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the Consenting Parties are executing this Agreement for convenience only and to comply with applicable law.  The parties hereto acknowledge and agree that (i) the Consenting Parties shall have no obligations whatsoever with respect to this Agreement, and (ii) no portion of the Subject Property shall be burdened in any way whatsoever by this Agreement unless and until Owner purchases any portion of the Subject Property (at which time the portion of the Subject Property purchased by Owner shall be subject to the terms and conditions of this Agreement).

SECTION 38                        OWNER CONSTRUCTION COMMITMENT

Owner intends to construct industrial warehouses on the Subject Property containing a total of approximately 5,000,000 square feet.  Owner intends to commence construction of its initial industrial warehouse, consisting of between approximately 520,000 to 570,000 square feet, at approximately the midpoint of the eastern boundary of the Yesac Property adjacent  to Steward Road.  Construction for Owner’s initial facility shall commence sometime in August 2003, subject to the following three conditions:  (i) the applicable portion of the Subject Property being annexed to the City, (ii) Owner acquires the Noggle Property and the Yesac Property by August 5, 2003, and (iii) the City is prompt in issuance of such grading, storm water management, foundation and building permits required for Owner to commence such applicable portions of work, after Owner makes such permit submissions to City, in order for Owner to complete construction of the shell of such building and secure a certificate of occupancy for such work  by March 1, 2004.  In all events, Owner’s commitment to commence construction is conditioned upon its closing on the applicable property under Owner’s existing purchase option agreements.  If annexation does not occur prior to the expiration of Owner’s purchase and option contracts, Owner does not currently have the ability to extend the deadlines as set forth in these agreements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year first written.

CITY OF ROCHELLE

By:	/s/ Chet Olson
Name:	Chet Olson
Its:	Mayor
Date:	7-29-03

DP INDUSTRIAL, LLC

DP INDUSTRIAL, LLC
a Delaware limited liability company

By: DP Venture Co. LLC,
a Delaware limited liability company
Its: Manager

By: DP Promote Co. LLC,
a Delaware limited liability company
Its:Managing Member

By:	/s/ Michael Dermody
Name:	Michael Dermody
Title:	Managing Member

YESAC FARMS, L.P.

By:	/s/ Larry F. Casey
Name:	Larry F. Casey
Its:
Date:	7-14-03

By::	/s/ Patricia E. Casey
Name:	Patricia E. Casey
Its:
Date:	7-14-03

(signatures continue on next page)

MARIE BARTH

/s/ Marie Barth
Date:	7-14-03

JOYCE STOCKING AS TRUSTEE UNDER THE STOCKING FAMILY TRUST NO. 4-96 UNDER TRUST AGREEMENT DATED JUNE 18, 1996

By:	/s/ Joyce Stocking
Name:	Joyce Stocking
Its:	Owner & Trustee
Date:	7-14-03

NOGGLE FAMILY LIMITED PARTNERSHIP

By:	/s/ Robert O. Nogle
Name:	Robert O. Nogle
Its:	General Partner
Date:	7-29-03

ELECTOR:

MARK STOCKING

/s/ Mark Stocking
Date:	7-14-03

STATE OF ILLINOIS
SS
COUNTY OF OGLE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that Chet Olson personally known to me to be Mayor of THE CITY OF ROCHELLE, ILLINOIS, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as Mayor of THE CITY OF ROCHELLE, ILLINOIS, as his free and voluntary act and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 29 day of July, 2003.

/s/ Alan H. Cooper
Notary Public

STATE OF NEVADA
SS
COUNTY OF WASHOE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby  certify that Michael C. Dermody personally known to me to be Managing Member of DP INDUSTRIAL, LLC, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as Managing Member of such corporation, as his free and voluntary act and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this 25th day of July, 2003.

/s/ Sharon R. Mills
Notary Public

STATE OF ILLINOIS
SS
COUNTY OF OGLE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that MARIE ANNETTE BARTH, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument, as her free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 14 day of July, 2003.

/s/ Bonnie J. Moore
Notary Public

STATE OF ILLINOIS
SS
COUNTY OF OGLE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby  certify that JOYCE M. STOCKING personally known to me to be TRUSTEE UNDER THE PROVISIONS OF A TRUST AGREEMENT DATED THE 18TH DAY OF JUNE, 1996 AND KNOWN AS THE STOCKING FAMILY TRUST NO. 4-96, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument, in her capacity as Trustee of such Trust, as her free and voluntary act and as the free and voluntary act and deed of such Trust, for the uses and purposes therein set forth.

Given under my hand and official seal this 14th day of July, 2003.

/s/ Bonnie J. Moore
Notary Public

STATE OF ILLINOIS
SS
COUNTY OF OGLE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby  certify that LARRY F. CASEY personally known to me to be partner in YESAC FARMS, L.P., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, in his capacity as partner of such limited partnership, as his free and voluntary act and as the free and voluntary act and deed of such limited partnership, for the uses and purposes therein set forth.

Given under my hand and official seal this 14 day of July, 2003.

/s/ Charles P. Cole Jr.
Notary Public

STATE OF ILLINOIS
SS
COUNTY OF OGLE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby  certify that PATRICIA E. CASEY personally known to me to be partner in YESAC FARMS, L.P., and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that she signed and delivered such instrument, in her capacity as partner of such limited partnership, as her free and voluntary act and as the free and voluntary act and deed of such limited partnership, for the uses and purposes therein set forth.

Given under my hand and official seal this 14 day of July, 2003.

/s/ Charles P. Cole Jr.
Notary Public

STATE OF ILLINOIS
SS
COUNTY OF KANE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby certify that Robert Noggle personally known to me to be General Partner of THE NOGGLE FAMILY LIMITED PARTNERSHIP, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered such instrument, in his/her capacity as General Partner of THE NOGGLE FAMILY LIMITED PARTNERSHIP, as his/her free and voluntary act and as the free and voluntary act and deed of THE NOGGLE FAMILY LIMITED PARTNERSHIP, for the uses and purposes therein set forth.

Given under my hand and official seal this 27 day of July, 2003.

/s/ David E. Do
Notary Public

STATE OF ILLINOIS
SS
COUNTY OF OGLE

I, the undersigned, a Notary Public in and for the County and State Aforesaid, do hereby  certify that MARK STOCKING, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered such instrument, as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 14 day of July, 2003.

/s/ Bonnie J. Moore
Notary Public

EXHIBIT A-1

Legal Description of the Yesac Property

THE SOUTHWEST QUARTER SECTION 32, IN TOWNSHIP 40 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN OGLE COUNTY, ILLINOIS, EXCEPTING THE FOLLOWING DESCRIBED TRACT OF LAND: COMMENCING AT THE NORTHWEST CORNER OF SAID SOUTHWEST QUARTER; THENCE EAST ALONG THE NORTH LINE OF SAID SOUTHWEST QUARTER. 1331.40 FEET TO THE POINT OF BEGINNING OF THE HEREINAFTER DESCRIBED TRACT OF LAND; THENCE CONTINUING EAST ALONG SAID NORTH LINE, 317.06 FEET; THENCE SOUTH 264.00 FEET; THENCE WEST PARALLEL WITH SAID NORTH LINE, 317.06 FEET; THENCE NORTH 264.00 FEET TO THE POINT OF BEGINNING. ALSO EXCEPTING THE FOLLOWING DESCRIBED TRACT OF LAND: COMMENCING AT THE NORTHWEST CORNER OF SAID SOUTHWEST QUARTER; THENCE EAST ALONG THE NORTH LINE OF SAID SOUTHWEST QUARTER, 1648.46 FEET TO THE POINT OF BEGINNING OF THE HEREINAFTER DESCRIBED TRACT OF LAND; THENCE CONTINUING EAST ALONG SAID NORTH LINE, 189.23 FEET; THENCE SOUTH 409.00 FEET; THENCE WEST PARALLEL WITH SAID NORTH LINE, 189.23 FEET; THENCE NORTH 409.00 FEET TO THE POINT OF BEGINNING, ALL SITUATED IN OGLE COUNTY, ILLINOIS.

EXHIBIT A-2

Legal Description of the Barth Property

That part of the East ½ of the Northwest ¼, and the West ½ of the Northeast ¼ of Section 32, in Township 40 North, Range 2 East of the 3rd P.M., in Ogle County, Illinois, lying Southerly of the highway known as the East-West Tollway Extension, EXCEPT 2 tracts described as:

TRACT 1:

Commencing at the Southwest corner of the Northeast Quarter of the Northeast Quarter of Section 32; thence Northerly on the East line of the West Half of the Northeast Quarter of Section 32, a distance of 322.57 feet, more or less, to the point of beginning of the hereinafter described parcel of land, said point right of and 110.00 feet perpendicularly distant from the survey line for the public road designated Illinois Tollway Ramp “F”; thence Northwesterly on a line at an angle of 240 degrees 29 minutes 16 seconds as measured counterclockwise from the last described course, a distance of 381.89 feet, more or less, to a point right of and 110.00 feet perpendicularly distant from Station 15+00 on the survey line for said Tollway Ramp “F”; thence Northwesterly on a line at an angle of 176 degrees 30 minutes 04 seconds as measured counterclockwise from the last described course, a distance of 386.35 feet, more or less, to a point right of and 75.00 feet radially distant with Station 11+00 on the survey line for said Tollway Ramp “F”; thence Westerly on a line at an angle of 206 degrees 41 minutes 36 seconds as measured counterclockwise from the last described course, a distance of 304.03 feet, more or less, to a point right of and 75.00 feet perpendicularly distant from Station 7+60.08 on the survey line for said Tollway Ramp “F”; thence Westerly on a line at an angle of 193 degrees 40 minutes 26 seconds as measured counterclockwise from the last described course, a distance of 900.70 feet, more or less, to a point right of and 135.00 feet perpendicularly distant from Station 4135+50 on the survey line for a public road designated Illinois Tollway; thence Westerly on a line at an angle of 176 degrees 24 minutes 00 seconds as measured counterclockwise from the last described course, a distance of 100.50 feet, more or less, to a point in the existing South right of way line of said Tollway, said point right of an on a line perpendicular to Station 4134+50 on the survey line for said Tollway; thence Easterly on the existing South right of way line to a point in the East line of the West Half of the Northeast Quarter of Section 32; thence Southerly on East line of the West Half of the Northwest Quarter of Section 32, a distance of 635.65 feet, more or less, to the point of beginning.

TRACT 2:

Beginning at a point being the center of Section 32; thence Easterly on the South line of the West Half of the Northeast quarter of Section 32, at a distance of 1318.25 feet, more or less, to a point of being the Southwest corner of the Southeast Quarter of the Northeast Quarter of Section 32; thence Northerly on the East line of the West Half of the Northeast Quarter of Section 32 at an angle of 89 degrees 38 minutes 38 seconds as measured clockwise from the last described course, at a distance of 60.00 feet, more or less, to a point left of and 59.74 feet perpendicularly distant from the survey line for a public road designated TR 389 (Ritchie Road); thence Westerly on a line at an angle of 90 degrees 33 minutes 35 seconds as measured clockwise from the last described course, at a distance of 108.59 feet, more or less, to a point left of and 60.00 feet perpendicularly distant from Station 80+00 on the survey line for said TR 389; thence Westerly on a line at an angle of 178 degrees 16 minutes 54 seconds as measured clockwise from the last described course, a distance of 500.22 feet, more or less, to appoint left of and 45.00 feet perpendicularly distant from Station 75+00 on the survey line for said TR 389; thence Westerly on a line at an angle of 181 degrees 43 minutes 06 seconds as measured clockwise from the last described course, distance of 716.03 feet, more or less, to a point left of and 45.00 feet perpendicularly distant from Station 67+84.34 (back tangent) on the survey line for said TR 389; thence Westerly on a line at an angle of 179 degrees 31 minutes 45 seconds as measured clockwise from the last described course, at a distance of 384.34 feet, more or less, to a point left of and 50.00 feet perpendicularly distant from Station 64+00 on the survey line for said TR 389; thence Westerly on a line at an angle of 173 degrees 09 minutes 26 seconds as measured clockwise from the last described course, at a distance of 100.72 feet, more or less, to a point in the existing North right of way line of said TR 389; said point left of an on a line perpendicular to Station 63+00 on the survey line for said TR 389; thence Southerly on a line at an angle of 96 degrees 50 minutes 34 seconds as measured clockwise from the last described course, at a distance of 35.18 feet; more or less, to a point in the South line of the East Half of the Northwest Quarter of Section 32; thence Easterly with the South line of the East Half of the Northwest Quarter of Section 32, a distance of 490.90 feet, more or less, the point of beginning.

EXHIBIT A-3

Legal Description of the Noggle Property

PART OF THE SOUTHEAST QUARTER OF SECTION 31 IN TOWNSHIP 40 NORTH, RANGE 2 EAST OF THE THIRD PRINCIPLE MERIDIAN, DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 31; THENCE SOUTH 1 DEGREE 01 MINUTES 33 SECONDS EAST ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER, A DISTANCE OF 2651.19 FEET TO THE SOUTHEAST CORNER OF SAID SOUTHEAST QUARTER; THENCE SOUTH 88 DEGREES 43 MINUTES 25 SECONDS WEST ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER, A DISTANCE OF 268.57 FEET TO THE EASTERLY RIGHT OF WAY LINE OF THE BURLINGTON NORTHERN RAILROAD; THENCE NORTH 16 DEGREES 21 MINUTES 46 SECONDS WEST ALONG SAID EASTERLY RIGHT OF WAY LINE, A DISTANCE OF 2697.35 FEET TO THE BEGINNING OF A SPIRAL CURVE; THENCE NORTH 16 DEGREES 40 MINUTES 21 SECONDS WEST ALONG THE CORD OF THE SAID SPIRAL CURVE, A DISTANCE OF 47.98 FEET TO THE NORTH LINE OF SAID SOUTHEAST QUARTER; THENCE NORTH 88 DEGREES 41 MINUTES 37 SECONDS EAST ALONG SAID NORTH LINE, A DISTANCE OF 994.96 FEET TO THE POINT OF BEGINNING. (EXCEPT THE WESTERLY 100.00 FEET THEREOF), ALL IN DEMENT TOWNSHIP, OGLE COUNTY, ILLINOIS.

EXHIBIT B

Copy of Annexation Petition

See attached.

CITY OF ROCHELLE
Petition for Annexation

Petitioner(s):	DP Industrial, LLC	Telephone:	630-613-7049
Mailing Address:	One Lincoln Center, 15th Floor	Fax:	630-613-7001
18W140 Butterfield Road
Oakbrook Terrace, IL 60181
Attn: Dennis Shaw
Petitioner’s Representative:	Brian L. Sedlak, Esq.	Telephone:	312-269-4334
Mailing Address:	Jones Day	Fax:	312-782-8585
77 W. Wacker, Suite 3500
Chicago, IL 60601

1.             The Petitioner hereby petitions the City of Rochelle for annexation of the following property:

a.                                       Legal Description (attach the full legal description on 8-1/2 x 11 separate sheet of paper type written) (the “Property”).

Proposed Subdivision Name:

Property Tax ID No. 25-32-200-006; 25-32-100-004; 25-32-300-004; 25-32-300-005; 25-32-300-006

b.                                      Street Address or Common Location: Near intersection of Steward Road and Caron Road in Dement Township

c.                                       Describe reason for request/annexation:  Petitioner has entered into purchase and sale agreements to acquire the Property.  The purchase and sale agreements grant Petitioner the right to file this petition on behalf of the owners of the  Property (provided that the annexation does not occur until Petitioner acquires the Property).  The Property is to be annexed to City of Rochelle pursuant to annexation agreement to be entered into between Petitioner and the City of Rochelle.  Zoning must be changed to accommodate Petitioner’s intended use of the Property (for manufacturing, industrial warehouse and distribution and related uses).  Any change in zoning shall be subject to the Property being annexed to the City of Rochelle and petitioner acquiring the Property.  Petitioner hereby states that the following persons and entities are the fee owners of record:  (1) Noggle Family Limited Partnership, (2) Yesac Farms, L.P., and (3) Marie Annette Barth and Joyce M. Stocking as Trustee Under the Provisions of a Trust Agreement Dated the 18th day of June, 1996 and known as the Stocking Family Trust No. 4-96.  The Property is not situated within the limits of any municipality.  There are no electors residing on the Property except as described on the signature page hereof.

d.                                      Property to be annexed is ☒ is not ☐ contiguous to the existing corporation limits of the City of Rochelle.

e.                                       Size of Lot (square feet or acres):  Approximately 302 acres

f.                                         Existing Zoning District:  Agricultural

g.                                      Property is ☐ is not ☒ located in a flood plain or flood way.

h.                                      Is the proposed use in conformance with the city’s Comprehensive Plan  ☒ Yes ☐ No.

i.                                          How will the proposed use impact existing and future land uses  Proposed use will positively impact existing and future  land uses.  Pursuant to the annexation agreement between the City and Petitioner, utilities will be brought to the site and adjacent parcels and existing roads will be improved.

j.                                          How will the proposed use impact adjacent property values  Proposed use should increase values from farm land value to industrial property value.  In addition, proposed use will positively impact adjacent properties due to utility and road upgrades to be accomplished pursuant to annexation agreement.

k.                                       The property will ☐ will not ☒ negatively impact the general public health, safety and welfare.  If yes, please explain.

l.                                          Will the change conflict with existing conditions or public improvements such as schools, sewer systems, parks, roads, traffic patterns, etc.  ☒ No  ☐ Yes.  If yes, please explain.

2.                                       The petitioner has read and completed all of the above information and affirms that it is true and correct.

Petitioner:	/s/ Dennis Shaw	Date	April 29, 2003
By: Dennis Shaw, authorized representative of DP Industrial, LLC

Petitioner:		Date

Subscribed and sworn to before me This 29th day of April 2003.		[Seal]

/s/ Marilyn H. Orlich
Notary Public

3.                                       I hereby affirm that I am the legal owner (or authorized agent or representative – proof attached) of the subject property and authorize the petitioner to pursue this petition as described above.

Owner’s Signature:	Date

Owner’s Signature:	Date

Subscribed and sworn to before me This day of .	Seal

Notary Public

4.                                       I hereby affirm that I am an elector residing on a portion of the of the subject property and authorize the petitioner to pursue this petition as described above.

Elector’s Signature:	/s/ Mark Stocking	Date	4/29/03

Subscribed and sworn to before me This 29th day of April 2003.		[Seal]

/s/ Judith A. Schermerhorn
Notary Public

5.                                       I hereby affirm that I am the legal owner (or authorized agent or representative – proof attached) of a portion of the subject property and authorize the petitioner to pursue this petition as described above.

Owner’s Signature:		Date	April 30, 2003

NOGGLE FAMILY LIMITED PARTNERSHIP
BY:	/s/ Robert O. Noggle, General Partner

NAME:	Robert O. Noggle, General Partner

Subscribed and sworn to before me This 30th day of April 2003.		[Seal]

/s/ Pamela D. Carver
Notary Public

6.                                       I hereby affirm that I am the legal owner (or authorized agent or representative – proof attached) of a portion of the subject property and authorize the petitioner to pursue this petition as described above.

Owner’s Signature:		Date	4/30/03

YESAC FARMS, L.P.
BY:	Larry Casey – Partner
NAME:	/s/ Larry Casey
BY:	Patricia Casey – Partner
NAME:	/s/ Patricia Casey

Subscribed and sworn to before me This 30th day of April 2003.		[Seal]

/s/ Charles P. Cole, Jr.
Notary Public

7.                                       I hereby affirm that I am the legal owner (or authorized agent or representative – proof attached) of a portion of the subject property and authorize the petitioner to pursue this petition as described above.

Owner’s signature:		Date	05/01/03
/s/ Marie Annette Barth
MARIE ANNETTE BARTH

JOYCE M. STOCKING AS TRUSTEE UNDER		Date
THE PROVISIONS OF A TRUST AGREEMENT DATED THE 18TH DAY OF JUNE, 1996 AND KNOWN AS THE STOCKING FAMILY TRUST NO. 4-96

By:	/s/ Joyce M. Stocking
Name:	Joyce M. Stocking
Title:	Trustee

Subscribed and sworn to before me This 1st day of May.		[Seal]

/s/ Janet L. Harvey
Notary Public

Subscribed and sworn to before me This 1st day of May 2003.	[Seal]

/s/ Nancy L. Guth
Notary Public

July 11, 2003

EXHIBIT C.1

Variances to City Code

1.             Section 15.60.080 Performance Standards, Paragraph B.2

Bypass drainage shall be sized as described in Exhibit C.3 #11.

2.             Section 15.60.080 Performance Standards, Paragraph D.2

Manholes can be located more than 400-feet apart; base tees and tee connections shall be allowed in lieu of manholes, when the main trunk storm sewer diameter equals or exceeds 54-inches in diameter; as determined by Public Works Director.

3.             Section 15.60.080 Performance Standards. Paragraph E

Catch basins, inlets, and manholes shall be located at all low points and there shall not be any limit to the size of the contributing drainage area, as long as the capacity of the structure is adequate to handle the proposed flow.

4.             Section 16.16.040 Proposed subdivision design features, Paragraph B.1

The maximum lengths of blocks shall not apply.

5.             Section 16.16 Table 1 URBAN SECTION STREET STANDARDS

Sidewalks shall not be required.

6.             Section 16.20.020 Easements, Paragraph A

Easements will not necessarily be established at the rear or front of each lot, only where required; as determined by Public Works Director.

7.             Section 16.20.040 Sewers, Paragraph C

Inlets can be spaced greater than 350-feet; as determined by Public Works Director.

8.             Section 16.20.060 Street improvements, Paragraph C

Concrete curb and gutter shall be B6.12 for private streets and drives and B6.18 for public streets.

9.             Section 16.20.060 Street improvements, Paragraph E

Public streets shall be designed with a minimum width of 31-foot back to back and the structural number shall be based on the amount of traffic. Private streets and drives shall have a minimum width of 25-feet (back to back) and shall be 3-inches of asphalt on 8-inches of stone for light duty

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and 4-inches on 10-inches of stone for heavy duty; or a section equivalent in structural number. Intersections shall be designed to accommodate WB-65 vehicles.

10.           Section 16.44.050 City streets, Paragraph B

City shall allow Owner to place binder and surface course at the same time, without waiting a year.

11.           Section 16.44.050 City streets, Paragraph C

City shall allow Owner to install High Density Polyethylene pipe or A2000 pipe for storm sewer in lieu of reinforced concrete pipe, except for storm sewer in public right-of-ways.

12.           Section 16.44.050 City streets, Paragraph D

Inlets can be spaced greater than 350-feet as determined by Public Works Director.

13.           Section 16.44.050 City streets, Paragraph H

See #8.

14.

Deleted.

15.           Section 17.12.020 Site restrictions, Paragraph A.1

Suitability of land for construction shall be determined solely by Owner, subject to Owner complying with all other applicable local, state, and federal codes.

16.           Section 17.12.020 Site restrictions, Paragraph B

All lots shall have access directly to a public street or indirectly through private ingress and egress easements, but shall not necessarily abut upon a public street.

17.           Section 17.12.020 Site restrictions, Paragraph C

Lots shall be allowed to have partial frontage on a public street.

18.           through 35.

Landscape related items. See Exhibit C.2.

36.           Section 17.68.060 Off-street parking — Use of facilities, Paragraph B

Driveways wider than 25-feet shall be allowed, to accommodate truck traffic and truck turning movements.

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28 MAY 2003

EXHIBIT C.2

Site Development Guidelines

Barth, Casey And Noggle Properties
Rochelle, Illinois

Introduction:

These Development Guidelines have been established to serve as a practical reference regarding various aspects of planning and landscape improvements within the Park. The Guidelines are intended to allow for the efficient function of the Park while maintaining an attractive, unified appearance for the Owners and Occupants. The Guidelines are intended to replace the standards set forth in Sections 17.44.070, 17.44.090, 17.46, 17.68.130, 17.68.150, and 17.68.160 of the City of Rochelle Zoning Ordinances.

1.     Interior Parkway (Front Yards):

Per Ordinances…… “Interior parkway planting is required of developments in order to achieve two (2) goals: 1) to screen vehicles which may be viewed from the public rights of way, and 2) to enhance the image and character of the City along roadway corridors.”

Our Guidelines identify two (2) primary roadway crossections:

A)           Main Park Collector Road: (Logistics Way North & South)

•                  25’ Setback for Parking

•                  50’ Setback for Buildings

Note:                   If the road is private, all dimensions are measured from the BC
If the road is public there shall be a 60’ ROW, and all dimensions are measured from the edge of the ROW.

Sidewalks will not be required.

•                  Parkway trees shall be 2 ½” caliper and planted at 30’ on center.

•                  Parkway trees shall be planted parallel to the roadway and within 15’ from BC.

•                  Within the setback area a continuous 36” high landscaped berm shall be provided (except where cross-drainage or overflow routes exist). On the backside of this berm a continuous hedge shall be planted (installed at 24” and maintained at 36”) parallel to the Collector Rd.

•                  The setback area shall be fully seeded or sodded, except where otherwise planted.

[Drawing of Main Park Collector Road]

B)           Secondary Park Perimeter Drive: (Distribution Way and Supply Chain Dr)

•                  15’ Setback for Parking

•                  35’ Setback for Buildings

Note:                   If the road is private, all dimensions are measured from the BC
If the road is public there shall be a 60’ ROW, and all dimensions are measured from the edge of the ROW. Sidewalks will not be required.

•                  Parkway trees shall be 2 ½” caliper and planted at 50’ on center.

•                  Parkway trees shall be planted parallel to the roadway and within 10’ from BC

•                  Within the setback area a continuous 24” high landscaped berm shall be provided (except where cross-drainage or overflow routes exist).

•                  Security fencing is allowed within the setback area provided it is located at least 10’ from the roadway, and supplemental landscaping is provided.

•                  The setback area shall be fully seeded or sodded, except where otherwise planted.

•                  Where a Secondary Park Perimeter Drive is immediately adjacent to a perimeter buffer there shall be no setback (15’ buffer) required on the perimeter side.

[Drawing of Secondary Park Perimeter Drive]

2.              Buffer Yards (Overall Site Perimeters):

Per Ordinance…… “All developments shall create a substantial buffer between land uses promoting a sense of privacy and security. Buffers may be composed of landscape plantings, earth berming and screen fencing as required for intended land use.”

Our Guidelines identify three (3) buffer yard types:

A)           Residential Buffer:

•                  50’ Wide Landscape Buffer – Bermed 6’

•                  A continuous 6’ tall wood fence (75% opaque) shall be installed along the ridgeline of the berm.

•                  There shall be three (3)– 2 ½” caliper trees provided for every 100 LF of the buffer. Spacing of the trees may vary based on design intent.

•                  Up to 50% of these trees may be ornamental or evergreen

•                  There shall be ten (10) – 30” shrubs provided for every 100 LF of the buffer.

•                  A majority of all required plantings are required to be placed on the residential side of the fence.

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A)           Residential Buffer (continued):

[Drawing of Residential Buffer]

B)           Primary Buffer:

(These buffers are used along 1-88, Steward and Ritchie Roads)

•                  Landscaped Buffer’s shall have an average width of 50’ — Bermed 5’ — 8’ high; average width to be determined by measuring the buffer area and dividing by the length of the buffer.

Exceptions:

a.               Adjacent to the Steward Rd. overpass, the buffer shall begin at the right-of-way line (40 feet from the centerline) and part or all of the buffer area may consist of embankment for the overpass.

b.              Adjacent to the 1-88 ROW, the buffer shall have an average width of 40’ and a minimum width of 20’.

•                  1 Shade Tree, 2 ½” caliper per 70 L.F. of buffer

•                  In lieu of shade trees, 3 ornamental or evergreen trees, 6’ tall may be substituted for every 70 L.F. of buffer (plantings may be linear or grouped to achieve design intent)

[Drawing of Primary Buffer]

3

C)           Secondary Buffer:

(These buffers are used along detention basins)

•                  Landscaped Buffer’s shall have an average width of 30’, measured from the property line or right-of-way line to the normal water line.

•                  1 Shade Tree, 2 ½” caliper per 100 L.F. of buffer

•                  In lieu of shade trees, 2 ornamental or evergreen trees, 6’ tall may be substituted for every 100 L.F. of buffer (plantings may be linear or grouped to achieve design intent)

•                  Note: In areas where required buffers overlap, the most restrictive requirement shall be used. These requirements are not cumulative.

3.              Parking Lots:

Per Ordinance……  “Off-street parking areas shall not be allowed to dominate the image of any development. Parking lots servicing all districts shall be lighted and landscaped. Parking lot plantings are intended to provide screening, shade, subdivide space, and reduce glare and heat from pavement surfaces by meeting the following standards:”

•                  Landscaping shall be provided within all parking lots containing 20 or more spaces.

•                  Each parking row, regardless of its length, shall have a landscaped island at each end. Islands may be omitted to the extent necessary to ensure conformance with the required number of off street parking spaces.

•                  All parking lots require 1 island per 20 spaces

•                  Islands shall be contained by concrete curbs and fully constructed of topsoil

•                  Islands shall have a minimum width of 7’ back to back and a length equal to the length of the parking stall.

•                  All islands shall be crowned 18” and planted with turf or other plantings

•                  Each island shall be planted with one, 3” caliper shade tree

•                  Overall, there shall be a minimum total quantity of one, 3” caliper shade tree for every (10) parking spaces.

•                  Areas used primarily for truck loading, trailer parking or rail function shall be exempt from the requirements of this section.

•                  Parking lot setbacks: Except as previously stated for the main park collector road and secondary park perimeter drive, parking lot setbacks shall be 10’ from any side yard or rear yard property line (except where a shared-use condition exists).

•                  Shared-use conditions: There shall be no setback required for shared-use conditions such as common truck courts, rail lines or shares access driveways, including truck courts which are separated by a security fence. In addition, no setback shall be required for a parking lot, truck court, or driveway when adjacent to a stormwater retention or detention facility.

•                  Parking will be provided based on the total area of the building as follows:

Office:  4-spaces for every 1,000 square feet of floor area.

Warehousing/Manufacturing:  1-space for every 8,000 square feet of floor area. Up to 50% of the required parking may be landbanked.

4

4.              Site Interior (Foundation Plantings):

Per Ordinance…… “Site interior landscaping shall utilize plant materials, earth berming and other elements to screen and aesthetically enhance the site and building(s).”

•                  A minimum five (5’) foot wide landscape area shall be provided along one hundred percent (100%) of building walls (excluding driveways, loading docks, entrance areas, patios and decks). This landscape area shall be planted or turf.

•                  Adjacent to all office areas, one hundred percent (100%) of this landscape area shall be planted with a mixture of ornamental and evergreen trees, shrubs, groundcover and turf.

•                  Recognizing that shrubbery or other low plantings are ineffective in softening large, long wall sections the following shall apply to non-office wall landscape areas:

Three (3) columnar shade trees, 2 ½” caliper or five (5) upright ornamental trees, 6’ in tightly planted groups every 150 L.F.
(Species selection based on orientation and exposure)

[Drawing of Site Interior]

5.              Mechanical Equipment Screening:

•                  All ground level; external mechanical equipment shall be screened when visible from a primary or secondary road.

6.              Detention Basins and Retention Ponds:

•                  Basin shall be landscaped with shade, ornamental, and evergreen trees. Trees shall be planted in groupings to break up the mass, expanse and long slopes of the basins. Shrubs and perennials may be used where appropriate. All materials selected must withstand the moisture levels or inundation periods anticipated.

5

7.              Park Signage:

A)           Main Park Monument Signs (Optional):

(Located at main park collector road entrances at I-88 and Steward Road)

This sign would be a large and architecturally significant entity which identifies and creates character for the park.  The area around the sign will serve as a gateway to the park and be extensively landscaped.

[Drawing of Main Park Monument Signs]

7.              Park Signage (continued):

B)           Secondary Entrance and Directional Signs:

Consistent with the style and character of the main park monument signs, but smaller in size and scale. The Secondary Entrance signs would provide identity, orientation and direction. Landscaping around these signs would be clean and consistent – featuring a few large trees with low evergreen and perennial plantings.

[Drawing of Secondary Entrance and Directional Signs]

6

8.              Open Space:

The overall minimum open space for the park shall be 15%, including any stormwater retention and detention areas. The minimum open space requirement for an individual lot shall be 7.5%.

9.              Tree Preservation:

A tree preservation plan indicating existing trees on the property shall be submitted to the City, however developer will have no obligation to replace any existing trees which cannot be preserved.

* End of Development Guidelines *

7

Conceptual Site Plan
Site Development Guidelines Exhibit

[Drawing of Site Plan]

July 11, 2003

EXHIBIT C.3

Variances to
Proposed Comprehensive Stormwater Management Ordinance
City of Rochelle, Illinois

1.             Section 400.0 Drainage Permit Requirements (Ogle County Ordinance)

Variance request withdrawn. Advanced Drainage Plan submittal requirements shall not apply to this development.

2.             Section 500.0 Minimization of Increases in Runoff Volumes and Rates (Ogle County Ordinance)

Variance request withdrawn. Drainage plan submittals will not include an evaluation of site design features 1, 2, 3, and 4.

3.             Section 600.0 Water Quality and Multiple Uses (Ogle County Ordinance) or Section 201 c.3 (City of Rochelle Ordinance)

Variance request withdrawn. Retention and infiltration of stormwater will not be incorporated into the property’s drainage system.

4.             Section 703.1 Design Methodologies (Ogle County Ordinance)

Variance request withdrawn. Runoff hydrograph methods will only be used for any property in a Flood Prone Area (located in a 100-year floodplain as defined on a Flood Insurance Rate Map) and for detention basin design.

5.             Section 705.1 Wet Basin Depths (Ogle County Ordinance)

Variance request withdrawn. Wet basins shall be allowed to have a minimum depth of 6 to 12 inches to support wetland vegetation.

There shall be no restriction on the depth measured from the normal water level to the high water level.

Pipe inverts below the normal water level shall be allowed.

1

6.             Section 705.2 Wet Basin Shoreline Slopes (Ogle County Ordinance)

Variance request withdrawn. Wet basins shall be allowed to have side slopes above the normal pool elevation of 4 to 1 (horizontal to vertical).

7.             Section 710.1 Streets (Ogle County Ordinance) or Section 202 d.9 (City of Rochelle Ordinance)

Variance request withdrawn. Ponding depths shall be allowed up to 1-inch over top of curb.

8.             Section 710.2 Parking Lots (Ogle County Ordinance) or Section 202 d.10 (City of Rochelle Ordinance)

Ponding depths shall be allowed up to 12-inches maximum.

9.             Section 711.0 Infiltration Practices (Ogle County Ordinance) or Section 201 c.6 (City of Rochelle Ordinance)

Variance request withdrawn. This section shall not apply to this development.

10.           Section 711.1 Vegetated Filter Strips and Swales (Ogle County Ordinance) or Section 201 c.6 (City of Rochelle Ordinance)

Variance request withdrawn. This section shall not apply to this development.

11.           Section 800.0 Accommodating Flows From Upstream Tributary Areas (Ogle County Ordinance) or Section 204 (City of Rochelle Ordinance)

Owner will provide stormwater detention storage volume for their property only. Any areas tributary to the development shall provide stormwater detention storage in accordance with the applicable ordinance. Tributary flows calculated at 0.2 cfs per acre of tributary area will be conveyed through the development’s storm sewer system and detention basins.

2

EXHIBIT D

Proposed City Of Rochelle Storm Water Management Ordinance

COMPREHENSIVE

STORMWATER

MANAGEMENT

ORDINANCE

City of Rochelle, Illinois

TABLE OF CONTENTS

ARTICLE 1 – AUTHORITY, PURPOSE, AND DEFINITIONS
100.	Statutory authority
101.	Purposes of this ordinance
102.	Definitions

ARTICLE 2 – REQUIREMENTS FOR STORMWATER MANAGEMENT
200.	General Information
201.	General stormwater requirements
202.	Site runoff requirements.
203.	Site runoff storage requirements (detention/retention)
204.	Accommodating flows from upstream tributary areas

ARTICLE 3 – EROSION AND SEDIMENT CONTROL
300.	Erosion and Sediment Control

ARTICLE 4 – PROTECTION OF SPECIAL MANAGEMENT AREAS
400.	Disclaimer
401.	Statewide and regional permits
402.	Floodplain Management
403.	Wetlands and depressional storage areas

ARTICLE 5 – REQUIRED SUBMITTALS FOR STORM WATER MANAGEMENT PERMITS
500.	General requirements
501.	Duration and revision of permits
502.	Application and project overview
503.	Required submittals
504.	Stormwater submittal
505.	Floodplain submittal
506.	Wetland submittal
507.	Record drawings

ARTICLE 6 – LONG TERM MAINTENANCE
600.	Long term maintenance
601.	Transfer to permitting authority or other public entity
602.	Transfer to homeowner’s of similar association
603.	Conveyance to one or more persons
604.	Maintenance agreement

ARTICLE 7 – ENFORCEMENT AND PENALTIES
700.	Inspection and maintenance authority
701.	Required inspections
702.	Offenses
703.	Offenses – penalties; remedies

ARTICLE 8 – GENERAL PROVISIONS

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800.	Scope of regulation
801.	Exemptions
802.	Interpretation
803.	Warning and disclaimer of liability
804.	Severability
805.	Effective Date

ARTICLE 9 – ADMINISTRATION
900.	Enforcement
901.	Inspections
902.	Service

ARTICLE 10 – SECURITIES AND FEES
1000.	General security requirements
1001.	Plan review fee
1002.	Development security
1003.	Construction Inspection Fee

ARTICLE 11 FEE-IN-LIEU OF SITE RUNOFF STORAGE
1100.	Fee-in-lieu of site runoff storage

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ARTICLE 1 – AUTHORITY, PURPOSE, AND DEFINITIONS

100.        Statutory authority

(a)                                  This ordinance shall be known and may be cited, as the City of Rochelle Stormwater Management Ordinance.

(b)                                 The City of Rochelle City Council adopts this ordinance pursuant to its authority to regulate stormwater management and govern the location, width, course, and release rate of all stormwater runoff channels, conduits, streams, and basins in the City. This ordinance is enacted pursuant to the police powers granted to the City of Rochelle by the Illinois Compiled Statutes (Chapter 55, Sections 5/5-1041).

101.        Purposes of this ordinance

(a)                                  The principal purpose of this ordinance is to promote effective, equitable, acceptable, and legal stormwater management measures by establishing reasonable rules and regulations for development. Other purpose of this ordinance include—

(1)                                  managing and mitigating the effects of urbanization on stormwater drainage throughout the City of Rochelle through planning, appropriate engineering practices, and proper maintenance;

(2)                                  protecting the public health safety and reducing the potential for loss of human life and property from flood damage;

(3)                                  protecting the public from degradation of water quality;

(4)                                  controlling sediment and erosion in and from stormwater facilities, development, and construction sites and reducing and repairing streambank erosion;

(5)                                  requiring planning for new development to provide for water resource management, taking into account natural features such as vegetation, wildlife, waterways, wetlands, and topography in order to reduce the probability that new development will create unstable conditions susceptible to erosion or degrade the quality of ground and surface waters;

(6)                                  reduce flood damage by requiring appropriate and adequate provisions for site runoff control, especially when the land is developed with a large amount of impervious surface;

(7)                                  encouraging the use of stormwater storage and infiltration of stormwater in preference to stormwater conveyance;

(8)                                  lessening the taxpayer’s burden for flood-related disasters, repairs to flood-damaged public facilities and utilities, and flood rescue and relief operations caused by increased stormwater runoff quantities from new development and redevelopment,

(9)                                  protecting and improving surface water quality and promoting beneficial uses of ponds, lakes, wetlands, and streams by reducing point source and non-point source discharges of pollutants;

(10)                            requiring regular, planned maintenance of stormwater management facilities;

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(11)                            requiring control of stormwater quality at the most site-specific level and preventing unauthorized or unmitigated discharge of flow offsite; and

(12)                            requiring strict compliance with and enforcement of this ordinance.

102.        Definitions

In this ordinance–

(a)                                  Administrator means the person designated by the City of Rochelle to administer and enforce this ordinance, typically the Director of Public Works or his duly authorized representative;

(b)                                 agricultural land means land predominantly used for agricultural purposes;

(c)                                  allowable peak discharge means the rate of flow allowed to escape beyond the confines of the property;

(d)                                 applicable engineering practice means procedures, methods, or materials recommended in standard engineering textbooks or references as suitable for the intended purpose;

(e)                                  applicant means any person who submits an application under this ordinance;

(f)                                    base flood means the flood having a one-percent probability of being equaled or exceeded in a given year (100-year event);

(g)                                 BFE or base flood elevation means the highest water surface elevation that can be expected during the base flood;

(h)                                 BMP or best management practices means a measure used to control the adverse stormwater related effects of development, and includes structural devices (for example, swales. Filter strips, infiltration trenches, and site runoff storage basins), designed to remove pollutants, reduce runoff rates and volumes, and protect aquatic habitats, and nonstructural approaches, such as public education efforts to prevent the dumping of household chemicals into storm drams;

(i)                                     building means a structure that is principally aboveground and is enclosed by walls and a roof; a building includes a gas or liquid storage tank, a manufactured home, or prefabricated building;

(j)                                     buffer means an area of predominantly deeply rooted native vegetative land adjacent to channels, wetlands, lakes, ponds, rivers, or streams for the purpose of stabilizing banks, reducing contaminants, including sediments, in stormwater that flows to such areas;

(k)                                  Bulletin 71 means Rainfall Frequency Atlas of the Midwest, by Floyd A.. Huff and James R. Angel of the Illinois State Water Survey (1992);

(l)                                     channel means any river, stream, creek, brook, branch, natural or artificial depression, ponded area, flowage, slough, ditch, conduit, culvert, gully, ravine, wash, or natural or manmade drainageway which has a definite bad and bank or shoreline, in or onto which surface, groundwater, effluent, or industrial discharges flow;

(m)                               channel modification means alteration of a channel by changing the physical dimensions or materials of its beds or banks, and includes damming, rip-rapping (or

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other armoring), widening, deepening, straightening, relocating, lining, and significant removal of bottom or woody rooted vegetation, but does not include clearing of debris or removal of trash or dredging to previously documented elevations and sideslopes;

(n)                                 City means the City of Rochelle, Illinois or its representatives;

(o)                                 compensatory storage means an excavated, hydrologically and hydraulically equivalent volume of storage created to offset the loss of existing flood storage;

(p)                                 control structure means a structure designed to control the rate of flow that passes through the structure given a specific upstream and downstream water surface elevation,

(q)                                 critical duration means the duration of a storm event that results in the greatest peak runoff;

(r)                                    dam means any obstruction, wall embankment, or barrier, together with any abutments and appurtenant works, constructed to store or divert water or to create a pool (not including underground water storage tanks);

(s)                                  depressional storage means the volume contained below a closed contour on a one-foot contour interval topographical map, the upper elevation of which is determined by the invert of a surface gravity outlet;

(t)                                    detention facility means a facility which stores stormwater runoff with a gravity release;

(u)                                 developer means a person who creates or causes a development;

(v)                                 development means any manmade change to the land and includes—

(1)                                  preparation of a plat of subdivision for three (3) or more parcels;

(2)                                  the construction, reconstruction, repair, or replacement of a building or an addition to a building;

(3)                                  redevelopment of a site for commercial and/or industrial purposes;

(4)                                  the installation of utilities, construction of roads, bridges, or similar projects;

(5)                                  drilling and mining;

(6)                                  the construction of levees, walls, fences, dams, or culverts;

(7)                                  channel modifications, filling, dredging, grading, excavating, paving, or other nonagricultural alterations of the ground surface;

(8)                                  the storage of materials and the deposit of solid or liquid waste;

(9)                                  any wetland impact; and

(10)                            any other activity of man that might change the direction, height, or velocity of flood or surface waters, including the extensive removal of vegetation;

development, however, does not include–

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(11)                            maintenance of existing buildings and facilities, such as re-roofing or resurfacing of roads where there is no increase in elevation;

(12)                            for agricultural uses, maintenance of existing drainage systems for the limited purpose of maintaining cultivated areas and crop production; or

(13)                            for agricultural uses, improvements undertaken pursuant to a written NRCS conservation plan;

(w)                               drainage area means the land area above a given point that may contribute runoff flow at the point from rainfall;

(x)                                   erosion means the process whereby soil is detached by the action of water or wind;

(y)                                 flood means a general and temporary condition of partial or complete inundation or normally dry land areas from overflow or inland or tidal ways or the unusual and rapid accumulation of runoff or surface waters from any source;

(z)                                   flood frequency means a frequency normally expressed as a period of years, based upon a percent chance of occurrence in any given year from statistical analysis, during which a flood of a stated magnitude may be expected to be equaled or exceeded, as in the two-year flood frequency has a 50% chance of occurrence in any given year and the 100-year flood frequency has a 1% chance of occurrence in any given year;

(aa)                            flood fringe means that portion of the floodplain outside of the designated floodway;

(bb)                          floodplain means that land typically adjacent to a body of water with ground surface elevations at or below the base flood or the 100-year frequency flood elevation;

(cc)                            floodway or designated floodway means the channel, on-stream lakes and that portion of the floodplain adjacent to a stream or channel which is needed to store and convey the critical duration 100-year frequency flood discharge with no more than a 0.1 foot increase in flood stage due to the loss of flood conveyance or storage, and no more than a 10% increase in velocities;

(dd)                          floodway conveyance means the measure of the flow carrying capacity of the floodway section;

(ee)                            freeboard means the increment of height added to the 100-year design water surface elevation to provide a factor of safety for uncertainties in calculations, unknown local conditions, wave action, and unpredictable effects such as those caused by ice or debris jams;

(ff)                                hydrology means the science of the behavior of water, including its dynamics, composition, and distribution in the atmosphere, on the surface of the earth, and underground;

(gg)                          hydrograph means the graph produced by a table of ordinates showing the flow rate, or discharge, with respect to time for a given location in a drainage area;

(hh)                          IDNR-OWR means the Illinois Department of Natural Resources, Office of Water Resources, or its duly authorized designee;

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(ii)                                  IEPA means the Illinois Environmental Protection Agency, or its duly authorized designee.

(jj)                                  infiltration means the passage or movement of water into the soil surfaces;

(kk)                            major stormwater facility means that portion of a stormwater facility needed to store and convey flows beyond the capacity of the minor stormwater system;

(ll)                                  mass grading means development in which the primary activity is a change in topography affected by the movement of earth materials;

(mm)                      minor stormwater facility means all infrastructure including curb, gutter, culverts, conduits, roadside ditches and swales, storm sewers, and subsurface drainage systems intended to convey stormwater runoff at less than a 10-year frequency;

(nn)                          mitigation means measures taken to offset negative impacts from development and includes those measures necessary to minimize the negative effects that stormwater drainage, as a result of development activities, has on the public health, safety, and welfare;

(oo)                          on-stream storage facilities means site runoff storage facilities located within the floodway;

(pp)                          overland flow path means a design feature of the major stormwater system which carries flows in excess of the minor stormwater system design capacity in an open channel or swale, or as sheet flow or weir flow over a feature designed to withstand the particular erosive forces involved;

(qq)                          peak flow means the maximum rate of flow of water at a given point in a channel or conduit;

(rr)                                positive drainage means provision for overland paths for all areas of a property including depressional areas that may also be drained by storm sewer;

(ss)                            professional land surveyor means a land surveyor registered in the State of Illinois under the Illinois Land Surveyors Act;

(tt)                                professional engineer means an engineer registered in the State of Illinois under the Professional Engineering Act;

(uu)                          record drawings means drawings prepared, signed, and sealed by a professional engineer or professional land surveyor representing the final record of the actual in-place elevations, locations of structures and topography of proposed improvements;

(vv)                          regional storage facility means a site runoff storage facility that stores stormwater from multiple parcels of land;

(ww)                      regulatory floodplain means the floodplain depicted on maps recognized by IDNR-OWR for regulatory purposes;

(xx)                              regulatory floodway means the floodway depicted on maps recognized by IDNR-OWR for regulatory purposes;

(yy)                          retention facility means a facility which stores stormwater runoff without a gravity release;

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(zz)                              runoff means the waters derived from melting snow or rain falling within a tributary drainage basin that exceeds the infiltration capacity of the soils of that basin;

(aaa)                      sedimentation means the process that deposits hydraulically moved soils, debris, and other materials on other ground surfaces or in bodies of water or stormwater drainage systems;

(bbb)                   site means all of the land contemplated to be part of a coordinated development of one or more parcels;

(ccc)                      site runoff storage facility or storage facility means a manmade structure for the temporary storage of stormwater runoff with a controlled release rate;

(ddd)                   special management area means a floodplain, regulatory floodplain, wetland, wetlands mitigation area, stream, river, or other water body;

(eee)                      stormwater facility means all ditches, channels, conduits, bridges, culverts, levees, ponds, natural and manmade impoundments, wetlands, riparian environments, tiles, swales, sewers, or other natural or artificial structures or measures which serve as a means of draining surface water and ground water from land;

(fff)                            time of concentration means the elapsed time for stormwater to flow from the most hydraulically remote point in a drainage basin to a particular point of interest in that watershed;

(ggg)                   tributary watershed means all of the land surface area that contributes runoff to a given point;

(hhh)                   USACE means the U.S. Army Corps of Engineers;

(iii)                               watershed means all land drained by, or contributing to, the same stream, lake, stormwater facility, or draining to a point;

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ARTICLE 2 – REQUIREMENTS FOR STORMWATER MANAGEMENT

200.        General Information

(a)                                  No person, firm, corporation, or governmental body not exempted by state law shall commence any development, as defined herein, without first obtaining a stormwater management permit from the City of Rochelle. The City shall not issue a permit if the proposed development does not meet the requirements contained herein.

(b)                                 Every application for a stormwater management permit shall be accompanied by a drainage plan as required herein and such other information as may be required by the City for the proper enforcement of this ordinance. Each applicant shall submit the following information, depending on development size to ensure that the provisions of this ordinance are met. The submittal shall include sufficient information to evaluate the environmental characteristics of the property, the potential adverse impacts of the development on water resources both on-site and downstream, and the effectiveness of the proposed drainage plan in managing stormwater runoff. The applicant shall certify on the drawings that all clearing, grading, drainage, and construction shall be accomplished in strict conformance with the drainage plan.

201.        General stormwater requirements

(a)                                  No development shall increase flood elevations or decrease flood conveyance capacity upstream or downstream of the site.

(b)                                 Stormwater facilities shall be functional, where practicable, before any other construction begins on a site.

(c)                                  The design of any development shall incorporate the following specific planning principles, where practicable:

(1)                                  Impervious surfaces are the minimum necessary to satisfy the needs of the project and the current zoning regulations.

(2)                                  Where feasible, allow sufficient right-of-way and easement widths so that stormwater runoff can be conveyed in vegetated swales. Storm sewers may be used for conveyance of nuisance flows and where conveyance in vegetated swales is impractical.

(3)                                  Retention and infiltration of stormwater runoff should be used as much to the extent practicable to reduce the volume of stormwater runoff and the quantity of runoff pollutants.

(4)                                  If retention facilities are impractical or are not used, then detention facilities shall be provided.

(5)                                  Best management practices have been used in the drainage plan.

(6)                                  To effectively filter stormwater pollutants and promote infiltration of runoff, sites should be designed to maximize the use of vegetated filter strips and swales. Wherever practicable, runoff from impervious surfaces should be directed onto vegetated filter strips and swales before being routed to a storm sewer or site runoff storage facility.

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202.        Site runoff requirements

(a)                                  Stormwater facilities shall be required and designed so that runoff exits the site at the point where it exited prior to development (unless a change is required and approved in writing by the Administrator) and in a manner so as not to increase flood damage downstream. Concentrated discharges from new developments must enter conveyance systems capable of carrying the design flow without increasing flood damage, erosion, or maintenance costs downstream.

(b)                                 Major and minor stormwater facilities shall be sized to convey runoff from the tributary watershed under fully developed conditions.

(c)                                  Major stormwater facilities shall be sized to convey the base flood without causing additional flood damage.

(d)                                 Stormwater facilities shall properly incorporate and be compatible with existing subsurface and surface drainage systems. Designs shall not cause damage to existing drainage systems or to existing adjacent or tributary land uses. The flowing principles and requirements shall be observed in the design:

(1)                                  Offsite outfall: Existing subsurface and surface drainage systems shall be evaluated with regard to their capacity and capability to properly convey site runoff storage facility release without damage to downstream structures and land uses. If the outfall drain tile and surface drainage systems prove to be inadequate, it will be necessary to modify the existing systems or construct new facilities which will not conflict with the existing systems and will not impact existing land uses.

(2)                                  Onsite: Existing agricultural drainage systems shall be mapped to the extent practicable. If any existing agricultural drainage tiles continue to upland watersheds, the developer must maintain drainage service so as not to impede the flow of water from the existing drainage tile. The existing upstream agricultural drainage tile may be connected into the proposed on-site drainage system if the invert of the existing drainage tile is higher than the proposed 100-year high water elevation of the stormwater facilities. The proposed stormwater facilities shall not discharge into existing agricultural drainage systems.

(3)                                  The stormwater facilities shall be designed to control the peak rate of discharge from the property for the 2-year, 24-hour and 100-year, 24-hour events to levels which will not cause an increase in flooding or channel instability downstream when considered in aggregate with other developed properties and downstream drainage capacities. The allowable peak discharge from events less than or equal to the 2-year, 24-hour event shall not be greater than 0.04 cfs per acre of property drained. The allowable peak discharge from events less than or equal to the 100-year, 24-hour event shall not be greater than 0.20 cfs per acre of property drained.

(4)                                  The allowable peak discharges for both design storms shall take into consideration undetainable areas. If areas of the property can not be detained because of site limitations, the undetained discharge shall be subtracted from

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the allowable peak discharge to determine the allowable peak discharge from the detention or retention facility.

(5)                                  Design runoff rates shall be determined using event hydrograph methods. Acceptable event hydrograph methods are HEC-HMS, HEC-l (SCS runoff method), TR-20, or TR-55. Design runoff rates for minor conveyance systems may be calculated using the Rational Method.

(6)                                  All design runoff calculations shall utilize Bulletin 71 rainfall amounts for given storm frequencies. All design runoff calculations, except TR-55, shall utilize Bulletin 71 median time distributions for given storm frequencies. If TR-55 is used, the SCS Type II time distribution shall be used.

(7)                                  All design runoff calculations shall assume a conservative wet antecedent moisture condition.

(8)                                  The minor stormwater system shall be designed to safely pass the 10-year peak flow. The developer shall provide an overland flow route to pass storms greater than a 10-year frequency. All areas of the property must provide an overland flow route that will pass the runoff from the 100-year event at a stage at least one-foot below the lowest foundation grade in the vicinity of the flow path. Overland flow paths designed to handle flows in excess of the minor drainage system capacity shall provide drainage easements.

(9)                                  If streets are to be used as part of the major or minor stormwater systems, ponding depths shall not be greater than the elevation of the top of curbs and shall not remain flooded for more than eight hours for any event less than or equal to the 100-year event.

(10)                            The maximum stormwater ponding depth in any parking lot shall not exceed six inches for more than four hours.

(11)                            Culvert crossings shall be designed according to this ordinance, unless stricter requirements apply from other governmental agencies. Sizing of culvert crossings shall consider entrance and exit losses as well as headwater and tailwater conditions on the culvert.

(12)                            Transfers of waters between watersheds (diversions) shall be prohibited except when such transfers will not violate the provisions of Section 201 (a) and otherwise lawful.

(13)                            All developments shall incorporate all best management practices required under the Clean Water Act and as required under Article 3 of this ordinance. The developer is responsible for obtaining an N.P.D.E.S. permit from the IEPA if the development meets the requirements of this regulation.

203.        Site runoff storage requirements (detention/retention)

(a)                                  Event hydrograph routing methods such as HEC-l, HEC-HMS, TR-20, or TR-55 using SCS curve number methodology shall be used to calculate design runoff volumes for all site runoff storage facilities. Event methods shall incorporate the following assumptions:

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(1)                                  a conservative wet antecedent moisture condition shall be assumed as a minimum;

(2)                                  appropriate rainfall distributions from Bulletin 71 shall be utilized except that SCS Type II distribution is acceptable with TR-55 only;

(3)                                  24-hour duration storm with a 50% probability (2-Year) of occurrence in any one year as specified by Bulletin 71 sectional rainfall statistics; and

(4)                                  24-hours duration storm with a 1% probability (100-Year) of occurrence in any one year as specified by Bulletin 71 sectional rainfall statistics.

(b)                                 The design maximum storage to be provided in a site runoff storage facility shall be based on the runoff from the 100-year, 24-hour event and reservoir routing (also called level pool).

(c)                                  Hydraulic computations for the release structure must assume appropriate backwater and tailwater conditions considering the likelihood of concurrent flood events on the site and receiving stream.

(d)                                 Storage facilities shall be designed and constructed with the following characteristics:

(1)                                  Water surface depths two feet above the base flood elevation will not damage the storage facility or other site improvements.

(2)                                  The storage facilities shall be accessible and easily maintained.

(3)                                  All design site runoff storage volume shall be provided above the seasonal high groundwater table or the invert elevation of the groundwater control system.

(4)                                  Storage facilities shall facilitate sedimentation and catchment of floating material. Unless specifically approved by the Administrator, concrete lined low flow channels shall not be used in the site runoff storage basins.

(5)                                  Storage facilities shall minimize impacts of stormwater runoff on water quality by incorporating best management practices.

(6)                                  Storage facilities shall maximize the distance between site runoff storage inlets and outlets to the maximum extent possible.

(7)                                  Storage facilities with single pipe outlets shall have a minimum inside diameter of twelve inches. If design release rates necessitate a smaller outlet, structures such as perforated risers or flow control orifices shall be used. Orifices shall have a minimum diameter of three inches.

(8)                                  Detention facilities shall be designed to remove stormwater pollutants, to be safe, to be aesthetically pleasing and, as much as feasible, and to be available for multiple uses.

(9)                                  Detention facilities shall incorporate velocity dissipation devices to minimize erosion at inlets and outlets and to minimize resuspension of pollutants.

(10)                            Detention facilities shall be designed such that the portion of the bottom area which is intended to be dry shall have standing water no longer than forty-eight (48) hours for any runoff event less than the 100-year event.

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Underdrains directed to the outlet may be used to accomplish this requirement Grading plans shall clearly distinguish the wet portion of the basin bottom from the dry portion. Ground slopes in the bottom of dry detention facilities shall be 1.5% or steeper.

(e)                                  Storage facilities located within the regulated floodplain shall comply with all state and federal regulations and shall store the required amount of site runoff to meet the release rate requirement under all streamflow and backwater conditions up to the ten-year flood elevation on the adjacent receiving watercourse.

(f)                                    Storage facilities located within the regulated floodway shall comply with all stale and federal regulations and shall be evaluated by performing detailed hydrologic and hydraulic analysis and shall provide a net watershed benefit.

(g)                                 Site runoff facilities may be located offsite if the offsite storage facility meets all of the requirements of the ordinance, adequate storage capacity in the offsite facility is dedicated to the development, and the development includes means to convey stormwater runoff to the offsite storage facility.

(h)                                 Retention facilities shall be designed and constructed with the following characteristics:

(1)                                  Retention facilities shall be designed to remove stormwater pollutants, to be safe, and to be aesthetically pleasing.

(2)                                  The minimum depth shall be at least five feet deep, excluding near shore banks and safety ledges. If fish habitat is to be provided, the minimum depth shall be at least ten feet deep over 25% of the bottom area to prevent winter freeze-out.

(3)                                  Above the normal pool elevation, the sideslopes shall be no steeper than 5 to 1 (horizontal to vertical).

(4)                                  At normal depth, permanent pool volume shall be equal to or greater than the runoff volume from its watershed for the 2-year event.

(5)                                  A mechanically opened outlet to draw down the permanent pool or retention area for maintenance purposes to the lowest available invert at the site boundary shall be provided.

(6)                                  Safety ledges shall be provided at least four feet in width at 2 ½ to 3 feet below the normal water depth.

(7)                                  Subsurface drainage systems may be designed as a component of the retention facility to assist in infiltration in accordance with the following criteria:

(A)                              The retention volume shall be discharged at a rate no greater than that required to empty the calculated retention volume within five days of the storm event.

(B)                                No such subsurface drainage pipe shall be located within ten feet of drainage pipes directly connected to the retention facility.

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(i)                                     The stormwater facilities shall be designed to protect the safety and well-being of all children and adults coming in contact with the system during storm runoff events.

(j)                                     The side slopes at 100-year capacity shall be as level as practicable to prevent accidental falls into the basin and for stability and ease of maintenance. Side slopes of detention facilities and open channels shall not be steeper than four to one (horizontal to vertical).

(k)                                  All detention or retention facilities shall be provided with an overflow structure capable of safely passing excess flows at a stage at least two-feet above the base flood elevation. The design flow rate of the overflow structure shall be equivalent to the 100-year inflow rate.

(l)                                     Velocities throughout the stormwater facilities shall be controlled to safe and non-erosive levels taking into consideration rates and depths of flow.

(m)                               The stormwater facilities shall be designed to minimize and facilitate maintenance.

(n)                                 To effectively reduce runoff volumes, infiltration practices including basins and trenches may be utilized according to the following practices:

(1)                                  Infiltration practices should be located on soils in hydrologic soil groups “A” or “B” as designated by the U.S. Natural Resources Conservation Service.

(2)                                  Infiltration basins and trenches designed to recharge groundwater shall not be located within seventy-five (75) feet of a water supply well or a building foundation.

(3)                                  A sediment settling basin shall be provided to remove coarse sediment from stormwater flows before they reach the infiltration basins or trenches. Stormwater shall not be allowed to stand more than forty-eight (48) hours over eight percent (80%) of a dry basin’s bottom area for the maximum design event to be ex-filtrated. The bottom of infiltration facilities shall be a minimum of four feet above seasonally high groundwater and bedrock.

204.        Accommodating flows from upstream tributary areas

(a)                                  Stormwater runoff from areas tributary to the property shall be considered in the design of the property’s stormwater facilities. Whenever practicable, flows from upstream areas that are not to be detained should be routed around the basin being provided for the site being developed.

(b)                                 When there are upstream tributary areas not meeting the storage and release rates of this ordinance, regional detention on the applicant’s property shall be explored by the applicant by following the following steps:

(1)                                  Compute the storage volume needed for the applicant’s property using the release rates, the property area, and the procedures described in this ordinance.

(2)                                  Identify the upstream areas tributary to the applicant’s property that do not meet the storage and release requirements of this ordinance.

(3)                                  Compute the storage volume needed for the applicant’s property plus the upstream tributary area. If tributary areas are not developed, then a reasonable

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fully developed land cover, based on local zoning, shall be assumed for the purposes of computing storage.

(4)                                  Once the necessary storage is computed, the City may choose to pay for oversizing the applicant’s site runoff storage facility to bring the upstream areas into compliance, thereby making the applicant’s site runoff storage facility a regional storage facility.

(5)                                  If regional storage is selected by the City, then the storage facility shall be designed according to the combined property area. The applicant’s responsibility shall be limited to the storage volume computed for his property only. If regional storage is not selected by the City, then the storage facility shall be designed according to just the applicant’s property and all flows from the upstream area shall be routed around the applicant’s storage facility. If the applicant must route flows from the upstream tributary area through his storage facility and the upstream tributary areas exceed one-square mile in size, the storage facility shall be considered as an on-stream storage facility.

(c)                                  When there are upstream tributary areas meeting the storage and release rates of this ordinance, the upstream flows shall be bypassed around the applicant’s storage facility, or be routed through the applicant’s storage facility if it is the only practicable alternative. The required storage for the applicant’s property shall be computed in accordance with this ordinance. However, if the City decides to route upstream tributary flows through the applicant’s storage facility, the final design of the storage facility shall be based on the combined total of the applicant’s property plus the tributary areas draining through it. The applicant shall demonstrate using hydrologic and hydraulic modeling that at no time will the release rate from the applicant’s property exceed the allowable release rate for his property alone.

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ARTICLE 3 – EROSION AND SEDIMENT CONTROL

300.        Erosion and Sediment Control

(a)                                  Erosion and sediment control planning shall be part of the initial site planning process. In planning the development of the site, the applicant shall consider the sensitivity of existing soils to erosion and topographical features such as steep slopes, stream corridors, and special management areas which must be protected to reduce the amount of erosion and sedimentation which occurs. Where appropriate, existing vegetation shall be protected from disturbance during construction by fencing or other means. In the planning process, the applicant shall also address the following:

(1)                                  For projects that involve phased construction, existing land cover for those areas not under current development shall be addressed. If existing land cover does not consist of appropriate dense vegetation then those phases shall be planted temporarily to reduce erosion from idle land.

(2)                                  In planning the erosion and sediment control strategy, preference shall be given to reducing erosion rather than controlling sediment. In order to accomplish this, the plan must carefully consider the construction sequence of the phases so that the amount of land area exposed to erosive forces is the minimum consistent with completing construction.

(b)                                 Standards and specifications for erosion and sediment control measures shall be in accordance with the Illinois Urban Manual (latest edition).

(c)                                  The runoff from disturbed areas shall not leave the site without first passing through sediment control measures or devices. This requirement shall apply to all phases of construction and shall include an ongoing process of implementation of measures and maintenance of those measures during both the construction season and any construction shutdown periods.

(d)                                 The condition of the construction site for winter shutdown shall be addressed early in the fail growing season so that slopes and other bare earth areas may be stabilized with temporary and/or permanent vegetative cover for proper erosion and sediment control. All open areas that are to remain idle throughout the winter shall receive temporary erosion control measures including temporary seeding, mulching, and/or erosion control blanket prior to the end of the fall growing season. The areas to be worked beyond the end of the growing season must incorporate soil stabilization measures that do not rely on vegetative cover such as erosion control blanket and heavy mulching.

(e)                                  In the hydraulic and hydrologic design of major erosion control measures (Those whose tributary drainage area is greater than five acres) such as sediment basins and traps, diversions and the like, the design frequency shall be commensurate with the risk of the design event being exceeded. The following design frequencies shall be regarded as minimum design frequencies for the construction period:

(1)                                  If development is estimated to be completed in less than six months, the storm event having a 50% chance (2-year event) of being exceeded in any year shall be used for design purposes.

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(2)                                  If development is estimated to be completed in more than six months but less than one year, the design frequency for major sediment basins shall be a rainfall event with a 20% (5-year event) chance of being exceeded in any one year.

(3)                                  If development is estimated to take more than one year to complete, the design frequency for major sediment basins shall be a rainfall event with a 10% (10-year event) chance of being exceeded in any one year.

(4)                                  All sediment basins shall be designed for a minimum residence time of ten hours for detained runoff and shall include a volume for sediment storage reflective of the clean out schedule for the basin. Appropriate notes shall be included in the plans with instructions to the Contractor to maintain the sediment basin at the designated interval.

(f)                                    The erosion and sediment control plan shall designate a series of practices which shall be implemented either at the direction of the applicant or the applicant’s representative onsite or at the direction of the Administrator should an inspection of the site indicate a deficiency in soil erosion and sediment control measures. At a minimum, those measures shall include sedimentation basins, sediment traps, ditch checks, diversion swales, silt fences, temporary seeding, mulching, and erosion control blankets.

(g)                                 The area of disturbance onsite at any one time shall be limited to 20 acres. An additional 20 acres (a maximum of 40 acres of disturbance at any one time) may be disturbed if necessary to balance cut and fill onsite. The Administrator may approve a larger area of disturbance pursuant to a plan for phased construction or after development has begun, if the developer adequately demonstrates the need and the Administrator finds that adequate temporary and permanent erosion and sediment control measures can be maintained and that the developer is proposing an area of disturbance which at any one time is the smallest practical area consistent with the intent to limit disturbed area and minimize the risk of sediment being introduced into site runoff and being carried offsite. No additional area may be disturbed without the permission of the Administrator until previously disturbed areas have been temporarily or permanently stabilized. All disturbed areas shall be stabilized within 14 days of final grading or when left idle for more than seven (7) days. Maintained haul roads and the area of sediment basins, site runoff facilities, utility corridors having a maximum width of twenty (20) feet, and any permanently stabilized areas are excluded from this limitation.

(h)                                 Erosion and sediment control plans shall be in accordance with Article 5 and shall include the following:

(1)                                  Detailed construction phasing plan identifying erosion and sediment control measures to be in place for each phase shall be submitted.

(2)                                  Erosion and sediment control measures to be installed initially prior to stripping existing vegetation or mass grading shall be indicated on the plans.

(3)                                  Permanent stabilization measures shall be indicated on a separate plan.

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(4)                                  The expected two-year and ten-year runoff rates from all offsite areas draining into the site shall be identified on the plan.

(5)                                  Methods for conveying flows through the site during construction shall be indicated. These methods must include the temporary and permanent stabilization measures to be used to reduce velocity and erosion from flow through the construction zone.

(6)                                  A maintenance schedule of each measure used shall be indicated on the plan. As a minimum, all erosion and sediment control measures onsite shall be inspected weekly or after a one-half inch or greater rainfall event and any required repairs shall be made to keep these measures functional as designed.

(7)                                  A temporary stilling/sedimentation basin should be constructed at each major inlet to a detention or retention facility. The volume of the basins should be at least 500 cubic feet per acre of impervious surface in the drainage area. Side slopes of the basins shall be no steeper than 3 to 1 (horizontal to vertical) and basin depths should be at least three (3) feet deep to minimize resuspension of accumulated sediment. A detention facility may be utilized as a temporary stilling/sedimentation basin for its tributary drainage area, as long as the basin is over excavated to provide the additional volume. The required detention volume must be maintained at all times.

(i)                                     To the extent practicable, proposed ditches and waterways which are to convey offsite flows through the site shall be stabilized upon construction. Where new waterways are constructed, they shall be stabilized to the extent practicable prior to their use to convey flood flows.

(j)                                     Stockpiles of soil and other building materials (sand, limestone, gravel, etc.) shall not be located in special management areas or required buffers. If a stockpile is to remain in place for more than three days, erosion and sediment control shall be provided.

(k)                                  Storm sewer inlets shall be protected with sediment trapping and/or filter control devices during construction.

(l)                                     Water pumped or which is otherwise discharged from the site during construction dewatering shall be filtered and a means provided to reduce erosion.

(m)                               Graveled roads, access drives, parking areas of sufficient width and length, and vehicle wash-down facilities, if necessary, shall be provided to prevent soil from being tracked onto public or private roadways. Any soil tracked onto a public or private roadway shall be removed before the end of each workday or sooner as directed by the City of Rochelle. Fines may be levied according to Article 7 if tracked soil is not cleared from public or private roadways.

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ARTICLE 4 – PROTECTION OF SPECIAL MANAGEMENT AREAS

400.        Disclaimer

Nothing in this ordinance purports to alter or affect the regulatory program administered by the IDNR-OWR. Anything in this ordinance to the contrary notwithstanding, if under the rules and regulations administered by IDNR-OWR a submittal need not be made to IDNR-OWR, or a review, approval, or permit from IDNR-OWR need not be obtained, then nothing in this ordinance shall be construed to impose a requirement that such a submittal be made or such a review, approval, or permit be obtained from IDNR-OWR. Similarly, if IDNR-OWR has delegated its regulatory authority to another entity, then anything in this ordinance to the contrary notwithstanding, of required by such entity, such submittal shall be made or such review, approval, or permit shall be obtained from such entity.

401.        Statewide and regional permits

Developments that qualify for any of the self-issuing statewide or regional permits administered by IDNR-OWR (Statewide Permits Nos. 1 through 14 and Regional Permit No. 3), are similarly permitted under this Article. The developer need only submit to the Administrator such information as shall show the Administrator that the development qualifies for the particular statewide or regional permit in question under the regulations established by IDNR-OWR for such permit and no further submittal need be made wider this Article. All other provisions of this ordinance applicable to this development, however, continue to apply.

402.        Floodplain Management

(a)                                  The placement of site runoff storage facilities within the floodplain is strongly discouraged due to unreliable operation during flood events. However, the site runoff storage requirements of this ordinance may be fulfilled by providing site runoff storage within flood fringe areas on the project site provided the following provisions are met:

(1)                                  The placement of a site runoff storage facility in a flood fringe area shall require compensatory storage for 1.5 times the volume below the base flood elevation occupied by the site runoff storage facility including any berms. The release from the storage facility shall still be controlled in accordance with this ordinance. The operation of the site runoff storage facility during rainfall events and periods of high streamflow and backwater events shall be considered in the design of the storage facility. The applicant shall submit the necessary hydraulic and hydrologic calculations demonstrating the proper operation of the storage facility for all streamflow and floodplain backwater conditions.

(2)                                  Excavations for compensatory storage along watercourses shall be opposite or adjacent to the area occupied by detention. All floodplain storage lost below the ten-year flood elevation shall be replaced below the ten-year flood elevation. All floodplain storage lost above the ten-year flood elevation shall be replaced above the ten-year flood elevation. All compensatory storage excavations shall be designed and constructed to have positive drainage and drain freely and openly to the watercourse.

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(b)                                 Site runoff storage facilities shall only be placed in the floodway provided the following provisions are met:

(1)                                  On-stream storage facilities are discouraged but are allowable if they provide regional public benefits and if they meet the other provisions of this ordinance with respect to water quality and control of the two-year and 100-year, 24-hour events from the property. If on-stream storage facilities are used for watershed greater than 1 square mile, then the applicant shall use dynamic modeling to demonstrate that the design will not increase the water surface elevation of any properties upstream or downstream of the property.

(2)                                  Impoundment of the stream as part of on-stream storage shall meet the following provisions:

(A)                              The migration of indigenous fish species which require access to upstream areas as part of their life cycle, such as for spawning, shall not be prevented.

(B)                                The on-stream storage facility shall not cause or contribute to the degradation of water quality or stream aquatic habitat.

(C)                                The design shall include gradual bank slopes, appropriate bank stabilization measures, and a sediment control basin placed upstream of the storage facility.

(D)                               The design shall not involve any stream channelization or the filling of wetlands.

(E)                                 The design shall include the implementation of an effective non-point source management program throughout the upstream watershed which shall include, as a minimum, runoff reduction best management practices, a permanent sediment control basin for all development sized to hold the volume of the two-year, 24-hour event, and a program to control non-point sources at the source for prior development constructed without appropriate stormwater best management practices.

(F)                                 The storage facility shall not be located downstream of a wastewater discharge.

(G)                                The storage facility shall comply with 92 Illinois Administrative Code Parts 702 and 708.

403.        Wetlands and depressional storage areas

Wetlands and other depressional storage areas shall be protected from damaging modifications and adverse changes in runoff quality and quantity associated with land developments. In addition to the other requirements of this ordinance, the following requirements shall be met for all developments whose drainage flows into wetlands and other depressional storage areas (as appropriate):

(1)                                  Existing wetlands shall not be modified for the purposes of stormwater detention unless it is demonstrated that the existing wetland is low in quality

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and the proposed modifications will maintain or improve its habitat and ability to perform beneficial functions.

(2)                                  Existing storage and release rate characteristics of wetlands and other depressional storage areas shall be maintained and the volume of detention storage provided to meet the requirements of the ordinance shall be in addition to this existing storage.

(3)                                  The existing wetland shall not be filled and shall be protected from soil erosion and sedimentation during construction.

(4)                                  Site drainage patterns shall not be altered to substantially decrease or increase the existing area tributary to the wetland.

(5)                                  All runoff from the development shall be routed through a permanent sedimentation basin designed to capture the volume of the two-year, 24-hour storm event and hold it for a minimum of 24 hours before being discharged to the wetlands. This basin shall be constructed before property grading begins. Design and construction of the site shall incorporate the principles listed in Section 201. (c) of this ordinance to minimize runoff volumes and rates being discharged to the wetlands.

(6)                                  A buffer strip of at least 25 feet in width, vegetated with native plant species, shall be restored and/or maintained around the periphery of the wetlands. No development, with the exception of recreational trails, shall take place within the buffer strip.

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ARTICLE 5 – REQUIRED SUBMITTALS FOR STORMWATER MANAGEMENT PERMITS

500.        General requirements

(a)                                  A stormwater management permit is required if:

(1)                                  the project requires a building permit, is not a residential building, and impervious area is increased on the site; or

(2)                                  the project requires the approval of a Plat of Subdivision.

(b)                                 All appropriate stormwater management related approvals and permits, including, without limitation, an IDNR-OWR Floodway/Floodplain Construction Permit, a U.S. Army Corps of Engineers 404 Permit, and an ISNR-OWR Dam Safety Permit, if required, shall be obtained from all federal, state, and regional authorities prior to the issuance of a stormwater management permit.

(c)                                  All permit fees shall be paid prior to the issuance of a stormwater management permit.

(d)                                 The design of stormwater management facilities, calculations for the determination of the regulatory floodplain and calculations of the impact of development shall meet the standards of this ordinance and shall be prepared by or under the direction of, signed, and sealed by a professional engineer. The signature and seal of such professional engineer shall stand as his or her opinion that the submittals which accompany the permit application meet the requirements of this ordinance.

(1)                                  For projects which include earth embankments which are subject to a differential water pressure, the submittal shall include evidence that the embankment design and construction specifications and adequate for the design conditions. This review shall include consideration of the existing foundation soils for the embankment, the materials. from which embankment is to be constructed, compaction requirements for the embankment, and protection of the embankment from failure due to overtopping. Specifications for the construction and materials for all such embankments shall be included in the submittal. When directed by the Administrator, or when the impounded water pressure differential exceeds three feet or when appropriate considering the volume of impounded water, and water surface elevation differential to which the embankment is subjected, these calculations may be required to be reviewed, signed, and sealed by a qualified geotechnical or registered structural engineer.

(2)                                  For structures (not including earth embankments) that are subject to differential water pressure greater than three feet, the submittal shall, at a minimum, be reviewed by a professional engineer. Such reviews shall include stability of the structure under design conditions considering the protection of downstream life and property in the event of a failure. When directed by the Administrator, the calculations submitted for such structures shall be reviewed, signed, and sealed by a registered structural engineer.

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(3)                                  A topographical map of the site, record drawings, and other required drawings shall be prepared, signed, and sealed by a professional land surveyor or professional engineer, and referenced to the National Geodetic Vertical Datum, 1929 adjustment, and any FEMA benchmarks. Plats for new subdivisions more than 10 acres in size shall be submitted to the Administrator in one of the electronic formats designated by the City.

501.        Duration and revision of permits

(a)                                  If construction has not started within twelve (12) months after the date of issuance, the permit shall become null and void. If construction starts within twelve (12) months of the date of issuance, the permit expires on December 31 of the second year following the date of their issuance.

(b)                                 If the permitted activity has begun but is not complete by the expiration, date of the permit, the permittee may submit a written request for an extension to the Administrator. Upon receipt of such request, the Administrator may extend the expiration date of the permit for up to two (2) years for permitted activities outside special management areas. Expiration dates for permitted activities within special management areas may also be extended for up to two (2) years provided that the activity is in compliance with the then current requirements of this ordinance. A permittee may apply for only two extensions before reapplication is required.

(c)                                  If the permittee revises the approved plans after issuance of the permit, the permittee shall submit the revised plans to the Administrator along with a written request for approval. If the Administrator determines that the revised plans are in compliance with the then current requirements of this ordinance, an amended permit may be issued.

502.        Application and project overview

(a)                                  The applicant shall, at a minimum, provide the following information on the approved forms or in a format approved by the Administrator:

(1)                                  the names and legal addresses of all owners of the site;

(2)                                  the names and legal addresses of the developer or developers responsible for completing the development according to the plans submitted, the terms and conditions of the permit, and the requirements of this ordinance;

(3)                                  the common address, legal description, and parcel identification number (PIN) of all parcels which comprise the site;

(4)                                  the name of the project, area of the site in acres, and the type of development,

(5)                                  a general narrative description of the development, existing, and proposed conditions and the project planning principles considered, including best management practices used;

(6)                                  copies of all other permits or permit applications as required;

(7)                                  a subsurface drainage investigation report; and

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(8)                                  an engineer’s estimate of probable construction cost of the stormwater facilities and the installation and maintenance of soil erosion and sediment control measures.

(b)                                 The application shall be signed by all owners and developers identified in (a) (1) and (2) above and shall contain their attestation that they have read and understand the provisions of this ordinance and agree to bind themselves to the permitting authority to comply therewith. If any time prior to completion and final inspection and approval of the development, the identity of the persons required to be disclosed in (a) (1) and (2) above changes, an amended application containing the current information shall be filed and the permit shall be amended accordingly.

503.        Required submittals

All applicants for a stormwater permit shall provide the following basic plan exhibits: Site Topographical Map, General Plan View Drawing, Sediment/Erosion Control Plan, and a Vicinity Topographical Map. Each exhibit may be on more than one drawing for clarity. The specific information to be included on each exhibit shall be as noted below.

(a)                                  Site Topographical Map;

(1)                                  map scales as 1 inch = 100 feet (or less) and accurate to +/- 1.0 foot;

(2)                                  existing and proposed contours onsite (maximum contour interval is two feet) and within 100 feet of the site (one foot contour interval may be required if deemed necessary by the Administrator);

(3)                                  existing and proposed drainage patterns and watershed boundaries;

(4)                                  delineation of pre-development regulatory floodplain and floodway limits;

(5)                                  delineation of post-development regulatory floodplain and floodway limits;

(6)                                  location of cross-sections and any other hydrologic or hydraulic computer modeled features;

(7)                                  location of all onsite drain tiles;

(8)                                  boundaries of all wetlands, lakes, ponds, etc. with normal water elevations noted; (show areas of wetlands to be impacted under permit or otherwise if a permit is not required);

(9)                                  location of all existing buildings and those to remain on the site noted;

(10)                            nearest base flood elevations;

(11)                            FEMA and reference benchmarks used; and

(12)                            All contours used in the calculation of depressional storage highlighted.

(b)                                 General Plan View Drawing:

(1)                                  drawing at the same scale as the Site Topographical Map;

(2)                                  existing major and minor stormwater systems;

(3)                                  proposed major and minor stormwater systems;

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(4)                                  design details for stormwater facilities (i.e. structure and outlet detail drawings, etc.);

(5)                                  scheduled maintenance program for permanent stormwater facilities including BMP;

(6)                                  planned maintenance tasks and schedule;

(7)                                  identification of persons responsible for maintenance;

(8)                                  proposed regulatory floodplain and floodway location (with the base flood elevation noted);

(9)                                  existing wetlands and required buffers;

(10)                            all plan areas at elevations below the 100-year high water elevation of site runoff storage facilities highlighted; and

(11)                            where a 500-year regulatory floodplain is available, the plan limit of the 500-year floodplain.

(c)                                  Sediment and Erosion Control Plan:

(1)                                  drawings at the same scale as the Site Topographical Map;

(2)                                  erosion and sediment control installation measures and schedule;

(3)                                  existing and proposed roadways, structures, parking lots, driveways, sidewalks, and other impervious surfaces;

(4)                                  limits of clearing and grading;

(5)                                  special management areas and proposed buffer locations located on the plan;

(6)                                  existing soil types, vegetation and land cover conditions;

(7)                                  list of maintenance tasks and schedule for erosion and sediment control measures; and

(8)                                  the name, address, and phone number of the person or persons responsible for erosion and sediment control.

(d)                                 Vicinity Topographical Map:

(1)                                  identify all offsite areas draining into the development and downstream to the receiving stream; (a two-foot contour map is preferred at a scale readable by the reviewer but a USGS Quadrangle map is acceptable);

(2)                                  identify the watershed boundaries for areas draining through or from the development;

(3)                                  identify the soil types related to hydrologic soils group, vegetation, and land cover affecting runoff upstream of the site for any area draining through the site;

(4)                                  identify the location of the site within the major watershed(s); and

(5)                                  show the overland flow path from the downstream end of the development to the receiving stream.

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504.        Stormwater submittal

The stormwater submittal shall include a narrative discussion and calculations to support a finding by the qualified review specialist that the proposed development complies with the technical requirements of this ordinance. The submittal shall consist, at a minimum, of the following material:

(a)                                  a narrative description of the existing and proposed site drainage patterns and conditions; include description of offsite conditions which help to identify stormwater issues considered in the design;

(b)                                 a schedule for implementation of the site stormwater plan;

(c)                                  onsite and offsite runoff calculations which address the following:

(1)                                  documentation of the procedures and assumptions used to calculate the hydrologic and hydraulic conditions for sizing major and minor stormwater systems;

(2)                                  cross-section data for open channels, along with calculated depths of flow and velocities in the channels; and

(3)                                  the hydraulic grade line calculations may be required for the design flow and base flood flow conditions, if requested by the Administrator.

(d)                                 site runoff storage calculations, which address the following:

(1)                                  documentation of the procedures and assumptions used to calculate the hydrologic and hydraulic conditions for the site runoff storage facility;

(2)                                  calculations for the time of concentration and a drawing showing the location of calculated time of concentration path;

(3)                                  calculations for the allowable release rate for the required storm events;

(4)                                  calculations for the generation of the inflow hydrographs for the required storm events;

(5)                                  calculations for the routing of the inflow hydrographs through the storage facility;

(6)                                  hydraulic and hydrologic computer model input and output;

(7)                                  elevation-area-storage data and calculations;

(8)                                  elevation-discharge data and calculations specifically related to the outlet control structure depicted in the plans; and

(9)                                  calculations for the overflow structure capacity.

505.        Floodplain submittal

The applicant shall obtain approval from IDNR-OWR and FEMA, when required, for all new base flood and floodway determinations or as required by these agencies. Documentation showing evidence of approval by or application to these agencies shall be submitted with the application. At a minimum, the following material shall be submitted for approval with the application:

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(a)                                  regulatory floodplain determination;

(1)                                  provide source of flood profile information; and

(2)                                  provide all hydrologic and hydraulic study information for site-specific floodplain studies and floodplain map revisions;

(b)                                 floodway hydrologic and hydraulic analyses for the following conditions:

(1)                                  existing conditions;

(2)                                  proposed conditions;

(3)                                  tabular summary of 100-year flood elevations and discharges for existing and proposed conditions;

(4)                                  calculations used for development of the hydraulic model; and

(5)                                  hydraulic and hydrologic computer model input and output;

(c)                                  floodplain fill and compensatory storage calculations for below and above the ten-year flood elevation up to the base flood elevation:

(1)                                  tabular summary for below and above the ten-year flood elevation of fill and compensatory storage in the plan; and

(2)                                  flood easements when required by this ordinance;

(d)                                 statewide and regional self-issuing permits (Statewide Permits Nos. 1 through 14 and Regional Permit No. 3):

(1)                                  such information as shall show that the development qualifies for the particular permit in question under the regulations established by IDNR-OWR.

506.        Wetland submittal

(a)                                  The applicant shall obtain a permit for all regulated activities involving Waters of the U.S. from the appropriate federal and state agencies. For any activities which will directly impact onsite Water of the U.S. but are not regulated by federal authorities, a narrative description of the wetland size and quality shall be provided to the Administrator, accompanied by a written Opinion from a qualified wetlands specialist on the applicability of current federal permits and noting any special procedures which must be followed in connection with the proposed activities. The applicant shall indicate on the plan set the location of any onsite wetland mitigation required by a USACE permit and, in narrative form, the location of all offsite mitigation.

(b)                                 A wetland submittal in accordance with the requirements of this ordinance shall be required. In general, the submittal will consist of the following material:

(1)                                  wetland delineation report (USACE format);

(2)                                  calculation of required buffer (including size and quality when calculated); and

(3)                                  Wetland Delineation Plan drawing showing:

(A)                              all existing and proposed impacted or undisturbed onsite wetlands;

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(B)                                location of buffers;

(C)                                planting plan for buffers; and

(D)                               identify all required wetland management activities.

(4)                                  For all stream modifications, the following shall be submitted:

(A)                              a plan and profile of the existing and proposed channel; and

(B)                                supporting calculations for channel width, depth, sinuosity, riffle locations, etc.

(c)                                  If the development will have a wetland impact, the requirements of Article 4 shall be met.

507.        Record drawings

The permittee is required to submit record drawings of all permitted stormwater facilities. The record drawings shall be signed and sealed by a professional engineer or professional land surveyor who shall state that the project as constructed is substantially in conformance with the development as permitted. Record drawings shall also be submitted electronically in Autocad format.

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ARTICLE 6 – LONG TERM MAINTENANCE

600.        Long term maintenance

Unless maintenance responsibility has been delegated to and accepted by another person under this section, the owner shall maintain that portion of the stormwater drainage system, including any special management areas, located upon his land. With the approval of the Administrator, the stormwater drainage system and special management areas, or specified portions thereof, may be –

(a)                                  dedicated or otherwise transferred to and accepted by the permitting authority or other public entity; or

(b)                                 conveyed or otherwise transferred to and accepted by a homeowner’s association, or similar entity, the members of which are to be the owners of all the lots or parcels comprising the development; or

(c)                                  conveyed to one or more persons or in one or more undivided interests to one or more persons.

601.        Transfer to permitting authority or other public entity

If any portion of the stormwater drainage system r special management areas are to be dedicated or otherwise transferred to the permitting authority or other public entity under Section 600 of Article 6, appropriate easements for ingress and egress to and maintenance of such portions shall be reserved for the benefit of such entity on the final plat.

602.        Transfer to homeowner’s of similar association

If any portion of the stormwater drainage system or special management areas are to be conveyed or otherwise transferred to a homeowner’s or similar association under Section 600 of Article 6, then –

(a)                                  appropriate easements for ingress and egress to and maintenance of such portions shall be reserved for the benefit of such association and the permitting authority on the final plat;

(b)                                 the association shall be duly incorporated and a copy of the Certificate of Incorporation, duly recorded, and by laws, and any amendment to either of them, shall be delivered to the Administrator;

(c)                                  the bylaws of the association shall, at a minimum, contain –

(1)                                  a provision acknowledging and accepting the association’s obligation to maintain those portions of the stormwater drainage system and special management areas conveyed or otherwise transferred to it under this ordinance;

(2)                                  a mechanism for imposing an assessment upon the owners of all of the lots or parcels comprising the development sufficient, at a minimum, to provide for the maintenance of those portions of the stormwater drainage system and special management areas conveyed or otherwise transferred to it under this ordinance; and the payment of all taxed levied thereon;

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(3)                                  a provision adopting the plan of long term maintenance set forth in the application for a stormwater management permit, with approved amendments;

(4)                                  a provision identifying the officer of the association responsible for carrying out the obligations imposed upon the association under this ordinance;

(5)                                  a provision requiring the consent of the permitting authority to any amendment of the bylaws changing any of the provisions of the bylaws required by this ordinance; and

(6)                                  a provision requiring the consent of the permitting authority to the dissolution of the association; and

(d)                                 any conveyance or other instrument of transfer delivered under Section 600 (b) of Article 6 shall include a covenant affirmatively imposing upon the association the obligations set forth in this section and the association’s affirmative acceptance thereof.

603.        Conveyance to one or more persons

If any portion of the stormwater drainage system or special management areas are to be conveyed to one or more persons under Section 600 (c) of Article 6, then –

(a)                                  appropriate easements for ingress and egress to and maintenance of such portions shall be reserved for the benefit of the permitting authority on the final plat;

(b)                                 the final plat shall contain a legend imposing the maintenance obligations of this section upon the grantee and his successors in interest as a covenant running with the land and incorporating by reference the plan of long term maintenance set forth in the application for a stormwater management permit, with approved amendments;

(c)                                  the final plat shall contain a legend reserving the right of the permitting authority to enter the land to perform the maintenance required in this section if the owner does not do so and to place a lien against the land for the cost thereof; and

(d)                                 any conveyance delivered under Section 600 (c) of Article 6, and any subsequent conveyance, shall include a covenant affirmatively imposing upon the grantee the obligations, restrictions, and provisions set forth in this section and the grantee’s affirmative acceptance thereof.

604.        Maintenance agreement

Maintenance of stormwater facilities located on private property shall be the responsibility of the owner of that property. Before any security is released according to Article 10, the applicant shall execute a maintenance agreement with the City in accordance with the following provisions:

(a)                                  The maintenance agreement shall guarantee that the applicant and all future owners of the property will maintain its stormwater facilities, sediment control system, and special management areas.

(b)                                 The maintenance agreement shall also specifically authorize representatives of the City to enter onto the property for the purpose of inspections and maintenance of the stormwater facilities, sediment control system, and special management areas.

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(c)                                  The maintenance agreement shall be recorded with the Ogle County Recorder.

(d)                                 The maintenance agreement shall include a schedule for regular maintenance of each aspect of the property’s stormwater facilities, sediment control system, and special management areas and shall provide for access to the system for inspection of authorized personnel of the City or their representatives.

(e)                                  The maintenance agreement shall stipulate that if the City notifies the property owner in writing of maintenance problems which require correction, the property owner shall make such corrections within thirty (30) calendar days of such notification.  If the corrections are not made within this time period, the City will have the necessary work completed and assess the cost to the property owner.

(f)                                    The City has the option of requiring a bond to be filed by the property owner for maintenance of the stormwater facilities, sedimentation control system, and special management areas.

(g)                                 Since the volume of the storage facilities must be maintained in order to be an effective tool in regulating stormwater runoff quantity, upon written request by the City, the applicant shall be responsible for verifying that the volume of the pond meets the permitted volume. Storage facility volume verification shall be performed, signed, and sealed by a professional land surveyor or professional engineer. The City has the right to request storage volume verification at any time after the construction is complete.

Maintenance of stormwater facilities located on public property, or upon easements dedicated to a public authority, shall be the responsibility of the owner of that public property or public agency to whom the easement is dedicated. Before any security is released, the applicant shall deposit an amount equal to 100% of an approved estimated probable cost to complete the construction of the stormwater facilities, sediment control system, or special management areas that lie within the public property or dedicated easement, into an escrow account administered by the City to be utilized by that public property owner or public agency for the future maintenance of the stormwater facilities, sediment control system, or special management areas.

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ARTICLE 7 – ENFORCEMENT AND PENALTIES

700.        Inspection and maintenance authority

Pursuant to the authority granted by 55 ILCS 5/5-1104 and 5-1062, the City may, upon 30 days notice to the owner or occupant, enter upon any lands or waters within the City for the purpose of inspecting and/or maintaining any stormwater facilities or causing the removal of any obstruction to an affected watercourse.

701.        Required inspections

Any development constructed pursuant to a stormwater permit may be periodically inspected by the Administrator or his representative to ensure its conformity with this ordinance and the terms and conditions of its permit.

702.        Offenses

(a)                                  Any person who violates, disobeys, omits, neglects, refuses to comply with, or resists the enforcement of any provision of this ordinance (ordinance violation), or any requirement or condition in any permit issued pursuant to this ordinance (permit violation), and, in case of a permit violation, fails to correct such violation, omission, neglect, or cease such disobedience, refusal,, or resistance after notice and reinspection as provided below, shall be guilty of an offense under this ordinance.

(b)                                 Whenever the Administrator determines that a permit violation exists, he shall serve notice of the violation in the manner prescribed in Section 902 of Article 9 to the permittee. Such notice shall state the nature of the violation and fix a date not less than 10 days after the date of the notice when the site will be reinspected.

703.        Offenses — penalties; remedies

(a)                                  Any person found guilty of an offense under this ordinance shall pay a civil fine in an amount not more than $500.00. Each week the violation continues to exist shall constitute a separate offense.

(b)                                 In addition to any fine imposed under this section, the Administrator may revoke any stormwater management permit issued to such person.

(c)                                  In addition to any fine imposed or permit revocation undertaken pursuant to this section, the Administrator may issue an order requiring the suspension of any further work on the site. Such stop-work order shall be in writing, shall indicate the reason for its issuance, and shall specify the action, if any, required to be taken in order to resume work. One copy of the stop-work order shall be posted on the site in a conspicuous place and one copy shall be served in the manner prescribed in Section 902 of Article 9 upon the permittee, if any, or if none, upon the person in whose name the site was last assessed for taxes as disclosed by the records of the Supervisor of Assessments.

(d)                                 In addition to any fine imposed under this section, the Administrator may recover all costs or expenses, including reasonable attorney’s fees, incurred in the enforcement of this ordinance.

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(e)                                  In the enforcement of this ordinance, the Administrator may bring any action, legal or equitable, including an action for injunctive relief, as they deem necessary.

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ARTICLE 8 – GENERAL PROVISIONS

800.        Scope of regulation

This ordinance applies to all developments within the Corporate Limits of the City or seeking annexation into the City. When a development to which this ordinance applies occurs within an area that is subject to another governmental entity’s jurisdiction and that governmental entity has a stormwater management ordinance or regulation, the more restrictive shall apply.

801.        Exemptions

This ordinance does not apply to developments that have been permitted

802.        Interpretation

(a)                                  This ordinance shall be liberally construed to protect the health, welfare, safety, and the environment of the residents of the City of Rochelle and to effectuate the purposes of this ordinance and the enabling legislation.

(b)                                 Nothing in this ordinance shall be deemed to consent to, license, permit to locate, construct, or maintain any structure, site, facility, or operation, or to carry on any trade, industry, occupation, or activity.

(c)                                  When provisions of this ordinance differ from any other applicable law, statute, ordinance, rule, or regulation, the more stringent provision shall apply.

(d)                                 The provisions of this ordinance are cumulative of all other laws, statutes, ordinances, rules, and regulations which relate to the subject matter hereof and, except as otherwise expressly provided herein, nothing in this ordinance shall be construed as a limitation upon the application or enforcement of any such law, statute, ordinance, rule, or regulation. To the greatest extent possible, the provisions of this ordinance shall be construed to be consistent with the provisions of such other laws, statutes, ordinances, rules, or regulations, and with each other, to the end that all such provisions may be given their fullest application.

803.        Warning and disclaimer of liability

(a)                                  The degree of flood protection provided by this ordinance is considered reasonable for regulatory purposes and is based upon engineering experience and scientific methods of study. Increased flooding may result -from causes beyond the control of any governmental authority. This ordinance does not, therefore, guarantee that areas outside the floodplain or permitted land uses within the floodplain will be free from flooding and associated damages.

(b)                                 Nothing in this ordinance shall be construed or applied in any manner to create liability on the part of or a cause of action against the City, or any elected official, or any officer, agent, r employee of any of the foregoing, or any qualified engineer review specialist or qualified wetland specialist for any flood damage resulting from reliance on the provision of this ordinance.

804.        Severability

The provisions of this ordinance shall be severable in accordance with the following rules:

35

(a)                                  If any court of competent jurisdiction shall adjudge any provision of this ordinance to be invalid, such judgment shall not affect any other provision of this ordinance.

(b)                                 If any court of competent jurisdiction shall adjudge to be invalid the application of any provision of this ordinance to a particular parcel of land, a particular structure, or a particular development, such judgment shall not affect the application of said provision to any other land, structure, or development.

805.        Effective Date

After its passage, approval, and publication according to law, this ordinance shall take effect on July 1,2003.

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ARTICLE 9 – ADMINISTRATION

900.        Enforcement

The administration and enforcement of this ordinance shall be the responsibility of the Administrator or his duly authorized representative.

901.        Inspections

(a)                                  General site grading shall not begin until the Administrator or his duly authorized representative has certified in writing to the applicant that any necessary site runoff storage facilities are in place and operational. The Administrator or his duly authorized representative will also conduct periodic inspections of the work in progress to be certain that the stormwater facilities are being constructed as designed. If any violations of the provisions or requirements of this ordinance are noted during such inspections, the Administrator shall notify the applicant in writing of the items needing correction. The applicant shall have ten (10) calendar days to make such corrections unless given a specific extension of time in writing by the Administrator. Failure to complete such corrections within the specified time period shall constitute a violation of this ordinance and the applicant shall be considered in default of any performance surety in place with the City of Rochelle.

(b)                                 Upon notification by the applicant that the stormwater systems are completed, the Administrator or his duly authorized representative shall conduct a final inspection, if the stormwater facilities are found to contain deficiencies which require correction, the Administrator or his duly authorized representative shall notify the applicant in writing of the necessary corrections. The applicant shall correct such deficiencies within ten (10) calendar days unless given a specific extension of time in writing by the Administrator or his duly authorized representative. Failure to complete such corrections within the specified time period shall constitute a violation of this ordinance. Upon finding that the stormwater facilities meet the provisions and requirements of this ordinance the Administrator or his duly authorized representative shall issue in writing a notice of stormwater systems completion to the applicant.

(c)                                  All privately owned stormwater facilities may be inspected by representatives of the Public Works Department no less than once per year. A written report shall be filed of the results of any inspection and a copy sent to the property owner detailing any problems which need correction.

902.        Service

Unless otherwise provided herein, service of any notice or other instrument under this ordinance may be made upon any person –

(a)                                  by first class mail, postage prepaid, addressed to address then on file for such person, if any, or if none, to such person’s last known address; or

(b)                                 by any method prescribed under the Illinois Code of Civil Procedure.

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ARTICLE 10 – SECURITIES AND FEES

1000.      General security requirements

(a)                                  To secure the performance of the developer’s obligation to complete the construction of the stormwater facilities required by the stormwater management permit, and to pay all costs, fees, and charges due under this ordinance, and to fully and faithfully comply with all of the provisions of this ordinance, the applicant shall, prior to the issuance of a stormwater management permit –

(1)                                  post the security provided in Section 1001; and

(2)                                  post the security provided in Section 1002 if an erosion and sediment control plan is required under this ordinance.

(b)                                 The applicant shall bear the full cost and responsibility of obtaining and maintaining the security required by this ordinance.

1001.      Plan review fee

The applicant shall be responsible for paying a plan review fee established under separate resolution by City Council in a form acceptable to the Administrator.

1002.      Development security

(a)                                  In all cases, the applicant shall post –

(1)                                  a schedule, agreed upon by the applicant and the Administrator, for the completion of the stormwater facilities and the erosion and sediment control systems required by the permit;

(2)                                  a statement of the estimated probable cost to complete the construction of any stormwater facilities required by the permit, which statement is subject to the approval of the Administrator;

(3)                                  a statement of the estimated probable cost to complete the construction of any erosion and sediment control systems required by the permit, which statement is subject to the approval of the Administrator;

(4)                                  a surety, in a form acceptable to the City in an amount equal to 110% of the approved estimated probable cost to complete the construction of the stormwater facilities and erosion and sediment control systems.

(b)                                 Upon completion of the stormwater facilities, the security may be reduced by 90% of the amount of the estimated probable cost to complete the construction of the stormwater facilities.

(c)                                  The Administrator may approve periodic reductions in the amount of the security based upon the progress of construction. At no time, however, shall more than 90% of the total security be released prior to approval of record drawings and final inspection. The security required by this section shall be maintained by the applicant in favor of the permitting authority until construction has been completed, vegetation has been established, sediment has been removed from all stormwater facilities, record drawings are received, and the final inspection has been performed on the development and approved by the Administrator, at which time it shall be reduced. A

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minimum of 10% of the original amount of the security shall be retained for a period of one year after completion of all required stormwater facilities and erosion and sediment control systems.

1003.      Construction Inspection Fee

Prior to issuance of the stormwater management permit, the applicant shall post a security in the amount equal to 4% of the approved estimated probable cost to complete the construction of the stormwater facilities and the erosion and sediment control system. The security shall be posted in a form acceptable to the City.  This fee shall serve to offset the cost of inspections performed in association with this ordinance.

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ARTICLE 11 FEE-IN-LIEU OF SITE RUNOFF STORAGE

1100.      Fee-in-lieu of site runoff storage

This section to be determined at a later date.

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EXHIBIT E

Preliminary Plan of Development

[Drawing of Preliminary Plan of Development]

EXHIBIT F-1

Capacity and Hydrant Flow for Water Main Extensions

City shall provide Owners the greater of:

1)             1,500 gallons per minute (gpm) at a minimum residual pressure of 35 pounds per square inch (psi) for the entire Subject Property; or

2)             the minimum flow and residual pressure required by the City of Rochelle Fire Department.

EXHIBIT F-2.1

Water Main Extension Plan And Specification

[Drawing of Water Main Extension Plan and Specification]

EXHIBIT F – 2.2

Cost Breakdown for Water Main Improvements

Barth Parcel

Item No.	Description	Quantity	Unit	Price	Amount

	Water Main
1	12-inch diameter Water Main	2,800	LF	$30.00	$84,000.00
2	20-inch diameter Steel Casing Pipe	50	LF	$170.00	$8,500.00
3	Fire Hydrant, complete	7	Each	$3,100.00	$21,700.00
4	12-inch diameter Gate Valve	5	Each	$1,700.00	$8,500.00
5	Ductile Iron Fittings	300	LBS	$5.00	$1,500.00
6	Granular Backfill	1,000	CY	$17.00	$17,000.00
7	Seeding and Fertilizing	2,800	LF	$3.00	$8,400.00
				Subtotal	$149,600.00
				Contingency	$14,400.00
				Engineering	$21,000.00
		WATER MAIN TOTAL – BARTH			$185,000.00

Casey Parcel

Item No.	Description	Quantity	Unit	Price	Amount

	Water Main
1	12-inch diameter Water Main	2,700	LF	$30.00	$81,000.00
2	Fire Hydrant, complete	7	Each	$3,100.00	$21,700.00
3	12-inch diameter Gate Valve	2	Each	$1,700.00	$3,400.00
4	Ductile Iron Fittings	200	LBS	$5.00	$1,000.00
5	Granular Backfill	1,000	CY	$17.00	$17,000.00
6	Seeding and Fertilizing	2,200	LF	$3.00	$8,100.00
				Subtotal	$132,200.00
				Contingency	$13,800.00
				Engineering	$20,000.00
		WATER MAIN TOTAL – YESAC			$166,000.00

EXHIBIT F-3

City of Rochelle Water Connection Fees

WATER

Rochelle Municipal Utilities	Effective Date May 1, 2000
City of Rochelle	Reformatted
Water Rates	Effective January 1, 2003
Sheet 8

INDUSTRIAL SERVICE WATER RATE #440

General Information

Industrial Service Water Rate is for Industrial water customers that have a monthly usage of 500,000 cubic feet (3,740,000 gallons) during the current billing month or in any of the previous 11 billing months.  The variable charge is based on the higher of the current billing months’ usage or 40% of the highest usage recorded in the previous 11 billing months.  Customers outside the Rochelle City corporate boundaries will be charged two times the charges.

Fixed Charge

Meter Size	Charges
< 12”	$207.00
=or> 12”	$261.00

Variable Charge (User Rate)

Charges
per cubic foot	$0.0137
First 100,000	$0.0103
Next 1,400,000	$0.0013
Next 2,500,000	$0.0013
Additional	$0.0052

or

per gallon
First 748,000	$0.00183
Next 10,472,000	$0.00138
Next 18,700,000	$0.00017
Additional	$0.00070

EXHIBIT F-4

IRE Property Map

[Property Map]

EXHIBIT G-1

Capacity of the Sanitary Sewer System

[Rochelle Municipal Utilities letterhead]

20 December 2002

Mr. Jeffrey H. Jacob P.E.

Jacob & Hefner Associates, P.C.

739 Roosevelt Road, Suite 100

Glen Ellyn, IL 60137

Dear Mr. Jacob:

We have the estimated sewage flow from the Barth and Casey parcels that you provided us.  The Rochelle Municipal Utility wastewater treatment plan and the associated lift stations and sanitary sewer lines are of adequate size to handle the volumes you estimated.

If you have any other questions about RMU sewer services, please contact our office at 562-4155.  We hope we can be of service to you.

Sincerely,

/s/ Ken Alberts

Ken Alberts
Director of Utilities

KDA/jmp

Sewage Flow Calculation

DP Partners

Rochelle, Illinois

12/18/02

Assumptions:	15% office and 4.5 employees per 1,000 SF of office
1 employee per 1,500 SF of warehouse
15 gallons per day per person (from IEPA)

Barth

Lot	Total SF	Office SF	Warehouse SF	Office Employees	Warehouse Employees	Total Employees
1	500,000	75000	425,000	338	283	621
2	500,000	75000	425,000	338	283	621
3	500,000	75000	425,000	338	283	621
4	500,000	75000	425,000	338	283	621
						2,483
						15	gpd
						37,250	gpd

Casey

Lot	Total SF	Office SF	Warehouse SF	Office Employees	Warehouse Employees	Total Employees
1	500,000	75000	425,000	338	283	621
2	500,000	75000	425,000	338	283	621
3	500,000	75000	425,000	338	283	621
4	500,000	75000	425,000	338	283	621
5	500,000	75000	425,000	338	283	621
6	500,000	75000	425,000	338	283	621
						3,725
						15	gpd
						55,875	gpd

SUMMARY

Total Employees	6,208
Total Daily Flow	92,125	gpd
Total P.E.	931

Peaking Factor	3.16

Total Peak Flow	204	gpm

EXHIBIT G–2.1

Sanitary Sewer Extension Plan And Specification

[Drawing of Sanitary Sewer Extension Plan and Specifications]

EXHIBIT G–2.2

Cost Breakdown for Sanitary Sewer Improvements

Barth Parcel

Item No.	Description	Quantity	Unit	Price	Amount

	Sanitary Sewer
1	21-inch diameter Sanitary Sewer	1,400	LF	$70.00	$98,000.00
2	12-inch diameter Sanitary Sewer	1,400	LF	$40.00	$56,000.00
3	5-foot diameter Manhole	3	Each	$3,500.00	$10,500.00
4	4-foot diameter Manhole	4	Each	$3,000.00	$12,000.00
5	Granular Backfill	1,300	CY	$17.00	$22,100.00
6	Seeding and Fertilizing	2,800	LF	$3.00	$8,400.00
				Subtotal	$207,000.00
				Contingency	$20,000.00
				Engineering	$30,000.00
		SANITARY SEWER TOTAL – BARTH			$257,000.00

Casey Parcel

Item No.	Description	Quantity	Unit	Price	Amount

	Water Main
1	21-inch diameter Sanitary Sewer	2,700	LF	$70.00	$189,000.00
2	36-inch diameter Steel Casing Pipe	50	LF	$400.00	$20,000.00
3	5-foot diameter Manhole	6	Each	$3,500.00	$21,000.00
4	Granular Backfill	1,400	CY	$17.00	$23,800.00
5	Seeding and Fertilizing	2,700	LF	$3.00	$8,100.00
				Subtotal	$261,900.00
				Contingency	$26,100.00
				Engineering	$37,000.00
		WATER MAIN TOTAL – YESAC			$325,000.00

EXHIBIT G-3

City of Rochelle Sanitary Sewer Connection Fees

PRICE SCHEDULE OF UTILITY CHARGES AND RATES

FOR SANITARY SEWERAGE AND WASTE WATER TREATMENT

(EFFECTIVE JANUARY 1, 2003)

Pursuant to Chapter 11.02 of the City Code, this Price Schedule provides user charges and rates for sanitary sewerage and wastewater treatment and replaces and supersedes those charges and rates previously established.

SECTION 1:           Residential, Commercial and Minor Industrial

A.            Residential, commercial, and minor industrial sewage which is primarily domestic in nature shall be charged the following rates:

Rate Component	Residential, Commercial. Minor Industrial Customers

Fixed Charge	$ 4.06 per month
Basic User Rate	$ 1.28 per 100 Cubic Feet (748 Gallons)
IEPA Replacement	$ 0.12 per 100 Cubic Feet (748 Gallons)
Non-Debt Funded Projects	$ 0.26 per 100 Cubic Feet (748 Gallons)
Capital Recovery	$ 1.60 per 100 Cubic Feet (748 Gallons)

B.            All wastewater discharged into the city sewerage system shall comply with Rochelle City Ordinance 2663. Residential, commercial, and minor industrial customers with wastewater characteristics which exceed domestic sewage characteristics shall be charged an additional surcharge rate in accordance with Section 3 below.

C.            If sewage is shown to be other than characteristic of normal domestic sewage, it shall be subject to the charges associated for the entire group and as stated in this Price Schedule.

D.            Residential Summer Sewer Rates. For the purpose of calculating sewer charges for Residential Class Water customers during the summer months, not more than 125% of the Customer’ s Basic Cubic Feet usage shall be used to calculate the volume sewer charge for monthly billing in July, August, September and October.

E.             For the purposes hereof a Customer’s Base Cubic Feet Usage shall be the cubic feet of water use during the monthly billing period with an ending meter reading date on or after June 1 of the billing year. If there is no cubic feet usage during the base period, the customer base will be 600 cubic feet.

SECTION 2:           Major Industrial Customers

A.            Major industrial customers (MIC) are those customers that discharge more than 200,000 gallons of wastewater per working day in 1990 when construction began on Phase I of the new wastewater treatment plant. Also included in this class are those customers currently discharging more than 200,000 gallons of wastewater per working day. Based upon the concentrations of Biochemical Oxygen Demand (BOD) and Total Suspended Solids (TSS), the wastewater of some major industrial customers may require pretreatment at the City of Rochelle wastewater treatment plant.

B.            MIC Category I includes customers with wastewater which is processed through the city owned and operated pretreatment facility for the purpose of reducing BOD and TSS.

C.            MIC Category II includes customers whose wastewater does not require pretreatment at the city owned arid operated wastewater plant.

D.            The rates of charge for MIC Category I and II shall be as follows:

	MIC Category I	MIC Category II

Fixed Charge	$4.06/month	$4.06/month
Basic User Rate	$1.09/HCF	$0,73/HCF
IEPA Replacement	$0.22/HCF	$0.13/HCF
Non-debt Projects	$0.06/HCF	$0.06/HCF
Capital Recovery	$25,132/month	$11,326/month

E.             The City of Rochelle at its discretion may agree to enter into a separate contract for wastewater pretreatment and/or treatment with a MIC. Any contract entered into shall be based on the cost of wastewater treatment, capital recovery, and associated costs of the total wastewater plant and system. If no contract is entered into, the MIC customer shall be charged in accordance with this Price Schedule.

SECTION 3:           Surcharges

A.            A surcharge shall be charged to those users who discharge wastewater into the treatment facilities with pollutant concentrations in excess of 250 mg/i of Biochemical Oxygen Demand (BOD) and 300 mg/I of Total Suspended Solids (TSS).

B.            The rates of surcharge for BOD and TSS shall be as follows:

	Effective 1/1/03	Effective 5/1/03
BOD:	$0.13/lb	$0.17/lb
TSS:	$0.18/lb	$0.25/lb

C.            Computation of Surcharge: The concentration of wastes used for computing surcharges shall be established by waste sampling. Waste sampling shall be performed as often as may be deemed necessary by the City and shall be binding as a basis for surcharges.

BOD:	Flow (MOD) x B x 8.34 x BC = CS
where	B = BOD concentration - 250 mg/1
BC = $0.13/lb BOD OR $0.17/lb BOD
CS = Amount of Surcharge

TSS:	Flow (MGD) x S x 8.34 x SC = CS
where	S = TSS concentration - 300 mg/1
SC = $0.18/lb Suspended Solids OR $0.25/lb Suspended Solids
CS = Amount of Surcharge

SECTION 4:           Sewer Connection Charge: The sewer connection charge is based on population equivalents (PE) as stated by the Illinois Recommended Standards for Sewage Works.

A.	Residential	PB	Charge
	Single family dwelling	3.5	$700
	Apartments or multifamily dwelling Efficiency or Studio	1.0	$200
	1 bedroom	1.5	$300
	2 bedrooms	3.0	$600
	3 bedrooms	3.0	$600

B.            Commercial

Based on PE from IEPA connection permit at rate of $200 per PE, but not less than the single family dwelling charge in effect.

C.            Industrial

Based on flow and PE from IEPA connection permit at rate of $200 per PE, but not less than the single family dwelling charge in effect. Charges for flow will be based on impacts the industry has to system.

D.            In the event a commercial or industrial customer is granted an increase in their Illinois Environmental Protection Agency (IEPA) approved PE then they shall pay a connection fee equal to the amount of the increased PE.

E.             The City Council may grant an exemption of all or a portion of the sewer connection charge to units of government.

F.             Existing commercial or industrial customers which construct new connections to the City’s sewer system would receive a credit in an amount equal to the projected PE reduction from their previous sewer connection.

EXHIBIT H-1

Monetary Contributions By

Owners For Road Improvements

[Site Map and Description of Monetary Contributions]

EXHIBIT J.1

Rail Plans And Specifications

[Drawing of Rail Plans and Specifications]